Exhibit 10.2

CONFIDENTIAL

EXECUTION VERSION

CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
DOUBLE ASTERISKS DENOTE SUCH OMISSIONS.

LICENSE AGREEMENT

by and between

Licensor:
Onconova Therapeutics, Inc.
375 Pheasant Run,
Newtown, PA 18940
U.S.A.

(hereinafter referred to as “Onconova”)

and

Licensee:
SymBio Pharmaceuticals Limited
San-Ei Building 8Fl
5-23-7 Shimbashi, Minato-ku
Tokyo 105-0004
Japan

(hereinafter referred to as “SymBio”)

Onconova and SymBio are also referred to individually as a “Party” and together as the “Parties”.

I.                                        WITNESSETH THAT:

WHEREAS, Onconova is developing a pharmaceutical product in the United States under the trademark Estybon™ for use in oncology, and owns or controls certain proprietary technology, know-how and information relating to such product;

WHEREAS, Onconova holds an exclusive license to the intellectual property rights listed in Annex 6 and certain other Patent Rights (as defined in the Temple Agreement) from Temple University — Of The Commonwealth System of Higher Education (“Temple University”), pursuant to which Temple University has granted Onconova the right to enter into sublicense agreements;

WHEREAS, SymBio has expressed to Onconova its interest in obtaining from Onconova a license to develop and commercialize such product in Japan and Korea;

WHEREAS, the Parties have established plans and time lines for development of such product in the United States and within Japan and Korea, which will serve as the guiding principle for the Parties’ development efforts pursuant to this Agreement;

NOW, THEREFORE, it is agreed between the Parties as follows:

1.                                      Definitions

The following terms as used in this Agreement (as hereinafter defined) shall have the meanings set forth in this Section (which meanings shall be applicable both to the singular and the plural forms of such terms):

1.1                               “Actual Unit Cost” means **.

1.2                               “Additional Indication” means any indication for Licensed Products other than r/r MDS, Frontline MDS, Frontline Pancreatic or Ovarian Cancer.

1.3                               “Affiliate” means with respect to each Party, any Person that directly or indirectly is controlled by, controls or is under common control with a Party.  For the purposes of this definition only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity; provided that, if local Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Laws, be owned by foreign interests, but in no event less than forty-five percent (45%) and only if such forty-five percent (45%) ownership percentage provides such Person with the power to direct the management and policies of such entity.

1.4                               “Agreement” means this License Agreement, including all of its Annexes.

1.5                               “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in the State of Pennsylvania, U.S., or in Tokyo, Japan are authorized or obligated by Laws to close.

1.6                               “Clinical Sample” means any investigational drug products containing the Compound as well as placebos for use in developing the Licensed Product and/or Commercial Product.

1.7                               “Combination Product” means the Licensed Product that includes the Compound and at least one (1) additional therapeutically active pharmaceutical ingredient other than the Compound.  Except for those drug delivery vehicles, adjuvants or excipients that are recognized by the applicable Regulatory Authority as active ingredients, drug delivery vehicles, adjuvants, and excipients are hereby deemed not to be “therapeutically active pharmaceutical ingredients,” and their presence shall not be deemed to create a Combination Product for purposes of this Section 1.7.

1.8                               “Commercial Product” means the Licensed Product in finished package form fit for sale in the Licensed Territory.

1.9                              “Commercial Supply Agreement” has the meaning set forth in Section 5.2.

1.10                        “Commercially Reasonable Efforts” means, with respect to a Party’s obligation under this Agreement to develop, manufacture, commercialize or seek intellectual property protection for the Licensed Product, the level of efforts required to carry out such obligation in a sustained manner consistent with the efforts that a similarly situated company devotes to a product of similar market potential, profit potential, or strategic value at a similar stage in its development or product life within its portfolio.  For purposes of illustration, Commercially Reasonable Efforts requires, with respect to such an obligation, that a Party reasonably and in good faith: (a) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and seek to achieve reasonable objectives for carrying out such obligation, and (c) reasonably make and implement decisions and allocate resources designed to advance progress with respect to such objectives, all taking into account issues of available intellectual property coverage, safety and efficacy information, targeted product profile, the competitiveness of the marketplace, other technical, legal, scientific and/or medical factors and the pricing and reimbursement status for the relevant product.  In evaluating whether a Party has used Commercially Reasonable Efforts, due consideration will be given to any delays by the other Party in performing its obligations under this Agreement that adversely impact the first Party’s ability to perform its obligations under this Agreement.

1.11                        “Compound” means the substance that is a sodium salt of (E)-2,4,6-trimethoxystyryl-3-carboxymethylamino-4-methoxybenzyl sulfone, or any Derivative/Improvement thereof.

1.12                        “Confidentiality Agreement” means that certain confidentiality agreement between SymBio and Onconova dated January 11, 2011.

1.13                        “Control” means possession of the ability to grant a license, sublicense or access as provided for under this Agreement without (a) violating the terms of any agreement or other arrangement with any Third Party or (b) increasing at any time the amount of any payments required under any such agreement or arrangement that is entered into after the Effective Date, provided that this subsection (b) shall not apply if the other Party elects in writing to be responsible for all such increased payments as provided in Section 2.5.  For clarity, subsection (b) shall not apply to the Upstream Agreement because it was entered into by Onconova prior to the Effective Date.

1.14                        “Damages” has the meaning set forth in Section 16.1.

1.15                        “Derivative/Improvement” means **.

1.16                        “Development Plan” means the development plan and the time schedule attached hereto as Annex 2, which the Parties shall abide by in the development of the Licensed Product in the United States under Section 3.1 hereof.

1.17                        “Development Supply Agreement” has the meaning set forth in Section 5.1.

1.18                        “Direct License” has the meaning set forth in Section 10.4(ii).

1.19                        “Drug Approval Application” means an application for Marketing Approval required before commercial sale or use of the Licensed Product as a drug in a regulatory jurisdiction or country.

1.20                        “Effective Date” means July 5, 2011.

1.21                        “Enforcing Party” has the meaning set forth in Section 7.5(iv).

1.22                        “Frontline MDS” means the treatment, amelioriation and/or prevention of MDS using the Licensed Product as the frontline drug therapy in patients having MDS with excess blasts.

1.23                        “Frontline Pancreatic” means the treatment, amelioration and/or prevention of pancreatic cancer using the Licensed Product in treatment naïve patients having pancreatic cancer.

1.24                        “Goods” means the Compound, Clinical Samples and/or the Licensed Product and/or Commercial Product.

1.25                        “Improvement” means any improvement or modification of the Licensed Product or Compound, including any Derivative/Improvement, that is developed by (a) Onconova or, if rights thereto are obtained by Onconova pursuant to Section 7.1(ii), its Licensees or (b) SymBio or, if rights thereto are obtained by SymBio pursuant to Section 7.1(iii), its Sublicensees, for use in the Licensed Field.

1.26                        “Information” means (i) techniques and data necessary for the development or commercialization of the Licensed Product within the Licensed Field, including without limitation inventions, practices, methods, knowledge, know-how, skill, experience, test data including without limitation pharmacological, toxicological and clinical test data, analytical and quality control data or descriptions and (ii) compounds, compositions of matter, assays and biological materials necessary for the development or commercialization of the Licensed Product within the Licensed Field.

1.27                        “Indemnified Party” has the meaning set forth in Section 16.3.

1.28                        “Indemnifying Party” has the meaning set forth in Section 16.3.

1.29                        “Invention” means any and all discoveries, developments, improvements, modifications, formulations, analogs, homologs, materials, compositions of matter, cell lines, processes, machines, manufactures and other inventions (whether patentable or not patentable) made in the course of activities performed under this Agreement by or on behalf of either Party or both Parties.

1.30                        “Japan Net Selling Price” means **.

1.31                        “Joint Committee” or “JC” has the meaning set forth in Section 2.3(i).

1.32                        “Joint Inventions” has the meaning set forth in Section 7.2.

1.33                        “Joint Patent” has the meaning set forth in Section 7.4(ii).

1.34                        “Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.35                        “Licensee” means any Third Party to which Onconova has granted rights under the Onconova Patents or Onconova Know-how for the Licensed Product in the Field outside of the Licensed Territory.

1.36                       “Licensee Improvements” has the meaning set forth in Section 7.1(iv).

1.37                        “Licensed Field” means the treatment, amelioration or prevention of any disease or condition.

1.38                        “Licensed Product” means formulations of pharmaceutical preparations for human use, including without limitation oral and injectible formulations, which contain the Compound, including any Derivative/Improvement thereof.

1.39                        “Licensed Rights” means the rights granted by Onconova to SymBio pursuant to Section 2.1.

1.40                        “Licensed Territory” means Japan and Korea.

1.41                        “Litigation Conditions” has the meaning set forth in Section 16.3.

1.42                        “Mark Up” has the meaning set forth in Section 5.2(ii).

1.43                        “Marketing Approval” means, with respect to a particular country or regulatory jurisdiction, all necessary authorizations and approvals by the Regulatory Authorities required to manufacture, use, import, market, distribute and promote the Licensed Product in such country or regulatory jurisdiction, including, but not limited to, any importation or manufacturing licenses, marketing authorization (health registration) and NHI Price and reimbursement approval, if applicable.

1.44                        “Marketing Exclusivity” means, with respect to each country of the Licensed Territory, the period of data exclusivity as provided under local Laws during which Third Parties do not have the right, in connection with seeking or obtaining Marketing Approval of a pharmaceutical product that contains the same or substantially similar active ingredient(s) or the same active moiety(ies) as a Licensed Product, (i) to reference the Licensed Product’s clinical dossier without an express right of reference from the dossier holder, or (ii) to rely on previous Regulatory Authority determinations of safety and effectiveness with respect to the Licensed Product to support the submission, review or approval of a Drug Approval Application or similar regulatory submission filed with the applicable Regulatory Authority for such pharmaceutical product, as well as any other exclusivity periods available under local Laws (e.g. with respect to orphan drugs, new chemical entity exclusivity and pediatric exclusivity) during which Third Parties are prevented from filing or having accepted by Regulatory Authorities a Drug Approval Application for, or obtaining Marketing Approval of, a pharmaceutical product that contains the same or substantially similar active ingredient(s) or the same active moiety(ies) as a Licensed Product in the relevant country.

1.45                        “MDS” means myelodysplastic syndrome.

1.46                        “Net Sales” means the gross amounts invoiced or otherwise billed by SymBio or Sublicensees on account of sales or any other commercial disposition of the Licensed Product and/or Commercial Product to Third Parties, including without limitation wholesalers, hospitals and/or other intermediate Third Parties, in the Licensed Territory (hereinafter the “Gross Sales”), less the following to the extent specifically related to the Licensed Product and actually allowed, incurred or paid during such period:

i)                                         customs duties and excise, value added and other taxes directly related to the sale to the extent applicable and not reimbursable, but excluding income tax;

ii)                                      amounts repaid or credited by reason of discounts (including without limitation cash and quantity discounts), rejections, return of goods or retroactive price reductions with respect to the Licensed Product;

iii)                                   freight, shipping, postage, insurance or packing and handling charges invoiced to the purchaser;

iv)                                  charges incurred in connection with the exportation or importation of the Licensed Product, to the extent not deducted pursuant to subsection (i) or subsection (iii) above;

v)                                     bad debts actually written off in connection with the Licensed Product (it being understood that “Net Sales” will include all amounts received for any bad debts at a subsequent date), and

vi)                                  customer rebates and allowances on account of the sale of the Licensed Product to the extent actually allowed and common within the pharmaceutical industry in the Licensed Territory;

provided that all of the foregoing deductions are incurred in the ordinary course and calculated in accordance with then-current generally accepted accounting principles in Japan, consistently applied, during the applicable calculation period throughout the selling party’s organization.

All such discounts, allowances, credits, rebates, and other deductions granted for a range of products shall be fairly and equitably allocated to the Licensed Product and other products of SymBio and its Affiliates and Sublicensees such that the Licensed Product does not bear a disproportionate portion of such deductions.  Any Third Party to which SymBio or its Affiliates and Sublicensees sells Compounds in bulk form shall be deemed a Sublicensee such as to cause sales of Licensed Product by such Third Party to be taken into account when calculating Net Sales; provided that for clarity, in such case, the sale of such Compounds in bulk form shall not itself be deemed a Net Sale of a Licensed Product.

Notwithstanding the foregoing, in the event the Licensed Product is sold in a country in the Licensed Territory as part of a Combination Product, Net Sales of the Combination Product will be calculated as follows:

(1)           If the Licensed Product and other therapeutically active pharmaceutical ingredient(s) included in the Combination Product each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in such country of the Licensed Product sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in such country of such other therapeutically active pharmaceutical ingredient(s) sold separately in the same formulation and dosage, during the applicable calendar year.

(2)           If the Licensed Product is sold independently of the other therapeutically active pharmaceutical ingredient(s) included in the Combination Product in such country, but the average gross selling price of such other therapeutically active pharmaceutical ingredient(s) cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/C where A is the average gross selling price in such country of such Licensed Product sold independently and C is the average gross selling price in such country of the entire Combination Product.

(3)           If the other therapeutically active pharmaceutical ingredient(s) included in the Combination Product are sold independently of the Licensed Product therein in such country, but the average gross selling price of such Licensed Product cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction [1-B/C], where B is the average gross selling price in the Licensed Territory of such other therapeutically active pharmaceutical ingredient(s) and C is the average gross selling price in the Licensed Territory of the entire Combination Product.

(4)           If the Licensed Product and other therapeutically active pharmaceutical ingredient(s) included in the Combination Product are not sold separately, or if they are sold separately but the average gross selling price of neither such Licensed Product nor the other therapeutically active pharmaceutical ingredient(s) can be determined, in such country, Net Sales of the Combination Product shall be equal to Net Sales of the Combination Product multiplied by a mutually agreed percentage or, pending agreement on such a percentage, fifty percent (50%).

The average gross selling price for the product(s) contained in the Combination Product other than the Licensed Product shall be calculated for each applicable time period by dividing the gross aggregate sales revenues for such other product by the units of such other product(s) sold during such time period, as published by IMS or another mutually agreed independent source; provided that in the absence of appropriate IMS or other mutually agreed independent source of such data, such average gross selling price shall be calculated as follows:  In the calendar year during which a Combination Product is first sold in a country, a forecasted average gross selling price shall be used for the Licensed Product and the other therapeutically active pharmaceutical ingredient(s), to be determined in good faith by SymBio.  Any over- or under-payment due to a difference between forecasted and actual average gross selling prices in such country shall be paid or credited, as applicable, in the first royalty payment of the following calendar year.  In the following calendar year the average gross selling price of both the Licensed Product and the other therapeutically active pharmaceutical ingredient(s) included in the Combination Product in the previous calendar year shall apply.

1.47                        “NHI Price” means the official public price for medicinal products marketed and sold in the Licensed Territory as approved by relevant Regulatory Authorities.

1.48                        “Onconova Confidential Information” has the meaning set forth in Section 11.1(i).

1.49                        “Onconova Information” means such Scientific Information generated and/or compiled by or on behalf of Onconova as of the Effective Date and listed in Annex 1 as well as Scientific Information generated and/or compiled by or on behalf of Onconova or its Licensees, if any, during the term of this Agreement.

1.50                        “Onconova Know-How” means Information which (i) is necessary for the development, manufacture, use, sale, offer for sale and/or importation of Goods in the Licensed Field, and (ii) is within the Control of Onconova.  Notwithstanding anything herein to the contrary, Onconova Know-how shall exclude Onconova Patents, but shall include the Onconova Information.

1.51                        “Onconova Improvements” has the meaning set forth in Section 7.1(v).

1.52                        “Onconova Indemnitees” has the meaning set forth in Section 16.2.

1.53                        “Onconova Patent” means a Patent which claims inventions necessary for the development, manufacture, use, sale, offer for sale and/or importation of Goods within the Licensed Field, and that is Controlled by Onconova, including without limitation Onconova’s interest in any Joint Patents.  Onconova Patents include without limitation the patents listed in Annex 3.

1.54                        “Onconova Trademarks” means the trademarks set forth on Annex 5.

1.55                        “Ovarian Cancer” means the treatment and/or amelioration using the Licensed Product in patients having ovarian cancer who have become resistant to at least one cycle of chemotherapy and/or the prevention of such ovarian cancer in such patients using the Licensed Products.

1.56                        “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, (b) applications for letters patent, including without limitation a provisional application, non-provisional application, reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent of the foregoing applications that is pending at any time during the term of this Agreement before a government patent authority and (c) all foreign or international equivalents of any of the foregoing in any country.

1.57                        “Patent Term Extensions” has the meaning set forth in Section 7.8.

1.58                        “Paying Party” has the meaning set forth in Section 15.8.

1.59                        “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

1.60                        “Product Infringement” has the meaning set forth in Section 7.5(ii)(a).

1.61                        “Prosecuting Party” has the meaning set forth in Section 7.4(ii).

1.62                        “r/r MDS” means treatment and/or amelioration using the Licensed Product in patients having MDS with excess blasts who relapse after, are refractory to, or are intolerant to, hypomethylating agents such as, but not limited to, azacitidine or decitabine, or any other drug therapies used frontline to treat MDS, and/or the prevention of such MDS in such patients using the Licensed Product.

1.63                        “Recipient Party” has the meaning set forth in Section 15.8.

1.64                        “Regulatory Authority” means any national or supranational governmental authority, including without limitation the MHLW (i.e., the Japanese Ministry of Health, Labour and Welfare, or any successor agency thereto), or other governmental body that has responsibility in a given country or jurisdiction over the development, manufacture and/or commercialization of the Compound and/or the Licensed Product.

1.65                        “Sales Report” means with respect to each calendar quarter a report detailing:

i)                                         the relevant Gross Sales in each local currency invoiced by SymBio or Sublicensees to Third Parties, including wholesalers, hospitals or other intermediate Third Parties, indicating the breakdown of sales by each type of the Licensed Product and/or Commercial Product;

ii)                                      the deductions from Gross Sales used to calculate Net Sales;

iii)                                   the Net Sales in each local currency;

iv)                                  the currency exchange rates used; and

v)                                     the sum of royalties due pursuant to Section 15.1.

1.66                        “Scientific Information” means any and all medical, toxicological, pharmacological, pre clinical, clinical and chemical data, specifications, medical uses, adverse reactions, formulation and quality control methods of or for the Compound and/or the Licensed Product, and further including without limitation all proprietary information submitted to relevant Regulatory Authorities to support a Drug Approval Application for and Marketing Approval of the Licensed Product in any country of the world.

1.67                        “Sole Inventions” has the meaning set forth in Section 7.2.

1.68                        “Specifications” means the specifications for the Licensed Product set forth in Annex 4.

1.69                        “Sublicensee” means any Third Party to which SymBio sublicenses the Licensed Rights.

1.70                        “Sublicensee Improvements” has the meaning set forth in Section 7.1(v).

1.71                        “SymBio Confidential Information” has the meaning set forth in Section 12.1(i).

1.72                        “SymBio Improvements” has the meaning set forth in Section 7.1(iv).

1.73                        “SymBio Indemnitees” has the meaning set forth in Section 16.1.

1.74                        “SymBio Information” means the Scientific Information generated and/or compiled by or on behalf of SymBio, and/or its Sublicensees, if any, during the term of this Agreement.

1.75                        “SymBio Know-How” means Information that (i) is necessary for the development, manufacture, use, sale, offer for sale and/or importation of Goods in the Licensed Field, and (ii) is within the Control of SymBio.  Notwithstanding anything herein to the contrary, SymBio Know-how shall exclude SymBio Patents, but shall include SymBio Information.

1.76                        “SymBio Patent” means a Patent that claims inventions necessary for the development, manufacture, use, sale, offer for sale and/or importation of Goods within the Licensed Field, and that is Controlled by SymBio, including without limitation SymBio’s interest in any Joint Patents.

1.77                        “SymBio Trademarks” has the meaning set forth in Section 8.1.

1.78                        “Third Party” means any person or corporation or unincorporated body other than Onconova and SymBio and their respective Affiliates, including, without being limited to, governmental bodies and authorities.

1.79                       “Trademark Infringement” has the meaning set forth in Section 8.2(v).

1.80                        “Temple Agreement” means the January 1, 1999 License Agreement between Temple University and Onconova, as amended from time to time.

1.81                        “Temple University” has the meaning set forth in the recitals.

1.82                        “Upstream Agreement” means any agreement existing as of the Effective Date under which Onconova obtains a license or other right from a Third Party to develop, make, use, sell, offer for sale or import the Compound and/or the Licensed Product in the Licensed Territory.

1.83                        “USD” means a United States Dollar.

1.84                        “U.S.” means the United States of America, its territories and possessions.

1.85                        “U.S. Net Selling Price” means **.

1.86                        “Valid Claim” means, for a country, a claim of an issued and unexpired Patent, or a Patent application filed in good faith that has not been pending for more than ** after its priority date, in each case, that is within the Onconova Patents (including the Joint Patents), and that has not been held unpatentable, invalid, or unenforceable by a final unappealable decision of a court or other government agency of competent jurisdiction, in an unappealed or unappealable decision, admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise.

1.87                        “Withholding Taxes” has the meaning set forth in Section 15.8.

2.                                      Grant of License; Right of First Negotiation

2.1                               Subject to the terms and conditions of this Agreement, Onconova hereby grants to SymBio, and SymBio accepts, an exclusive, royalty-bearing, non-transferable (except pursuant to Section 22.1) right and license under Onconova Know-How and Onconova Patents, with the right to, subject to Section 2.1(i), grant sublicenses through multiple tiers of Sublicensees, subject to Section 7.1(v), to develop, manufacture (solely to the extent SymBio obtains such right pursuant to Article 5, the Development Supply Agreement or the Commercial Supply Agreement), use, sell, offer for sale, import, market, distribute and promote the Licensed Product in the Licensed Field and in the Licensed Territory.

i)                                         Each agreement between SymBio and a Sublicensee (i) shall be in writing and subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (ii) shall not diminish, reduce or eliminate any of SymBio’s obligations under this Agreement; (iii) shall require the Sublicensee(s) to comply with all applicable terms of this Agreement (except for the payment obligations, for which SymBio shall remain financially responsible); and (iv) shall prohibit further sublicensing except on terms consistent with this Section 2.1(i).  SymBio shall be responsible for the performance of each Sublicensee and shall ensure that each Sublicensee complies with all relevant provisions of this Agreement.

ii)                                      The licenses granted by Onconova pursuant to Section 2.1 are, with respect to any Onconova Know-How and Onconova Patents licensed to Onconova under the Temple Agreement, subject to Temple’s reserved rights for non-commercial educational and research purposes under Section 3.1 of the Temple Agreement.

iii)                                   The Parties acknowledge that inventions among the Onconova Patents Controlled, but not owned, by Onconova that are licensed to Onconova pursuant to the Temple Agreement may have resulted from United States Government funding, and any such Onconova Patents shall be subject to any applicable Laws of the United States related to federally funded inventions.

2.2                               Subject to the terms of this Agreement, SymBio hereby grants to Onconova, and Onconova accepts, an exclusive, fully paid-up, non-transferable (except pursuant to Section 22.1) right and license under SymBio Know-How and SymBio Patents, with the right to, subject to Section 2.2(i), grant sublicenses through multiple tiers of sublicensees, subject to Section 7.1(iv), to develop, manufacture, use, sell, offer for sale, import, market, distribute and promote the Licensed Product in the Licensed Field outside the Licensed Territory; provided that such license shall be exclusive except as to SymBio, its Affiliates and Sublicensees with respect to the right to manufacture Licensed Product outside the Licensed Territory for sale, offer for sale, import, marketing, distribution and promotion in the Licensed Territory.

i)                                         Each agreement between Onconova and a sublicensee granted a sublicense of the rights and licenses granted under Section 2.2 shall be in writing and subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (ii) shall not diminish, reduce or eliminate any of Onconova’s obligations under this Agreement; (iii) shall require the sublicensee(s) to comply with all applicable terms of this Agreement; and (iv) shall prohibit further sublicensing except on terms consistent with this Section 2.2(i).  Onconova shall be responsible for the performance of each such sublicensee and shall ensure that each sublicensee complies with all relevant provisions of this Agreement.

2.3                               Joint Committee

i)                                         Within ** after the Effective Date, each Party shall appoint three (3) of its senior employees to serve on the Joint Committee (“JC”).  Each Party may replace its JC representatives by written notice to the other Party.  For ** following the Effective Date, a JC member appointed by Onconova shall serve as chairperson of the JC.  In each subsequent year commencing upon an anniversary of the Effective Date, the chairperson shall be appointed by the Party that did not appoint the chairperson for the immediately preceding year.

ii)                                      The JC shall coordinate the Parties’ communications and exchange of Scientific Information and data regarding development and marketing activities pursuant to the Agreement as further specified in Articles 3, 4, 6 and 9.

iii)                                   The JC shall meet at least once every ** at times mutually agreed upon by the Parties.  At least one (1) of such meetings per ** shall be held in person, and all other such meetings may be held by teleconference or videoconference.  The location of the meetings of the JC to be held in person shall agreed by the Parties.  Each Party shall bear all the expenses of its representatives on the JC.  The JC shall have no power to amend or waive compliance with this Agreement.

2.4                               No Other Licenses.  Neither Party grants to the other Party any rights, licenses or covenants in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement, the Development Supply Agreement or the Commercial Supply Agreement.  Notwithstanding anything to the contrary herein, neither Party grants to the other Party any license or other right to manufacture, develop or commercialize any active ingredients other than the Compound (or any Derivative/Improvement thereof), including without limitation any method of making any active ingredients other than the Compound or any Derivative/Improvement, any composition or formulations of any active ingredients other than the Compound or any Derivative/Improvement, or any method of using or administering any active ingredients other than the Compound or any Derivative/Improvement.

2.5                               If, after the Effective Date, either Party enters into an agreement or other arrangement to obtain a license or other rights to or under Information, Scientific Information or Patents that are owned or controlled by a Third Party and that would, solely but for the operation of Section 1.13(b), in the case of Onconova be included in the Onconova Information, Onconova Know-How or Onconova Patents or, in the case of SymBio, be SymBio Information, SymBio Know-How or SymBio Patents, then the Party obtaining such license or rights shall promptly notify the other Party and shall specify in such notice the type and amount of payments that would be due to such Third Party by reason of the practice or use of, or access to, such Information, Scientific Information or Patents by the other Party pursuant to the license set forth in Section 2.1 or 2.2, as applicable (but not by reason of the practice or use of, or access to, such Information, Scientific Information or Patents outside the scope of such license).  The Party receiving such notice may elect in writing to bear the responsibility for such additional payments, and upon such receiving Party’s written election to bear such responsibility, the Information, Scientific Information, or Patents as applicable, shall thereafter be deemed “Controlled” by the Party originally obtaining such license or rights (notwithstanding Section 1.13(b)), and shall be subject to the license under Section 2.1 or 2.2, as applicable.

2.6                               Right of First Negotiation.  If during the term of this Agreement, Onconova desires to develop and/or commercialize in the Licensed Territory any product containing a Related Compound (as defined below), either itself or with or through an Affiliate or a Third Party, Onconova shall, prior to the commencement of any such activities in or with respect to the Licensed Territory, notify SymBio in writing of Onconova’s intent to conduct such activities (directly or with or through an Affiliate or a Third Party).  Together with such notice, Onconova shall provide to SymBio all material information in Onconova’s Control regarding such Related Compound and the basis for Onconova’s interest in conducting such activities with respect thereto.  Within ** after receiving such notice and information, SymBio shall notify Onconova in writing whether or not SymBio is interested in negotiating the terms pursuant to which SymBio would obtain a license or right to conduct such activities with respect to such Related Compound in the Licensed Territory.  If SymBio notifies Onconova that SymBio is interested in negotiating such terms, the Parties shall negotiate in good faith for up to ** after Onconova receives such notice from SymBio the terms pursuant to which SymBio would obtain such rights.  If the Parties do not enter into such an agreement within such negotiation period, or if SymBio does not provide written notice of its interest within the aforementioned ** period, then Onconova would have the right to conduct such activities either itself or with or through an Affiliate or Third Party in the Licensed Territory, provided that Onconova shall not grant to a Third Party a license or right to conduct such activities on terms that are materially more favorable, taken as a whole, to such Third Party than the terms last offered by SymBio to Onconova therefor unless it first offers SymBio the opportunity to obtain such license or right on such terms, and SymBio notifies Onconova within ** after receiving such notice that SymBio has decided it is not interested in obtaining such license or right on such terms.  “Related Compound” means any **.

3.                                      Obligation to Develop & Use

3.1                               Onconova shall use Commercially Reasonable Efforts to develop or have developed the Licensed Product at its own cost and responsibility outside the Licensed Territory.

Onconova’s obligations to develop Licensed Products outside the Licensed Territory shall include, but not be limited to, the following:

i)                                         using Commercially Reasonable Efforts to develop or have developed the Licensed Product in accordance with the Development Plan in Annex 2;

ii)                                      using Commercially Reasonable Efforts to file or have filed a Drug Approval Application for the Licensed Product outside the Licensed Territory as soon as is reasonably practicable; and

iii)                                   using Commercially Reasonable Efforts to obtain, and once obtained, to maintain, Marketing Approval outside the Licensed Territory.

3.2                               SymBio shall (a) use Commercially Reasonable Efforts to develop the Licensed Product in each country in the Licensed Territory, and (b) shall develop the Licensed Product in the Licensed Territory at its own cost and responsibility in accordance with the requirements of this Agreement and in conformity with all applicable Laws.  SymBio’s obligations under this Section 3.2 shall include, but not be limited to, the following:

i)                                         using Commercially Reasonable Efforts to develop the Licensed Product in accordance with the Development Plan;

ii)                                      using Commercially Reasonable Efforts to file a Drug Approval Application for the Licensed Product in each country of the Licensed Territory as soon as is reasonably practicable; and

iii)                                   using Commercially Reasonable Efforts to obtain, and once obtained, to maintain, Marketing Approval in each country of the Licensed Territory.

3.3                               Updating Development Plans

i)                                         Onconova recognizes that any material change to the timelines for and scope of Onconova’s activities under the Development Plan outside the Licensed Territory may adversely affect the timelines for SymBio’s development of Licensed Products in the Licensed Territory.

ii)                                      From time to time, Onconova may update the Development Plan as it relates to activities to be conducted by or on behalf of Onconova, provided that Onconova shall use Commercially Reasonable Efforts to avoid any material change to the timelines for, and scope of, Onconova’s activities under the Development Plan outside the Licensed Territory that reasonably could be expected to materially and adversely affect the timelines for SymBio’s development of Licensed Products in the Licensed Territory.  Onconova shall provide all proposed updates to its activities under the Development Plan to SymBio for review, comment and if applicable, consent, prior to the implementation of such update.  SymBio shall have ** after receipt of such proposed Development Plan to provide written comments on any proposed update to Onconova’s activities under the Development Plan.  Onconova shall reasonably consider SymBio’s comments thereto.  After consideration of SymBio’s comments, Onconova shall provide to SymBio a final updated Development Plan.  Notwithstanding the foregoing, SymBio’s rights under this Section 3.3(ii) shall not apply with respect to any jurisdiction outside of the Licensed Territory for which Onconova has granted the right to a Licensee to develop the Licensed Product, unless and until such Licensee agrees to provide to or for the benefit of SymBio the rights set forth in this Section 3.3(ii) and to assume the obligations of Onconova set forth in this Section 3.3(ii) with respect to such jurisdiction.  Onconova shall use Commercially Reasonable Efforts to secure from each such Licensee all of the rights of SymBio, and to require such Licensee to perform all such obligations of Onconova, under this Section 3.3(ii).

iii)                                   From time to time, SymBio may update the Development Plan as it relates to activities to be conducted by or on behalf of SymBio if such updates: (a) are not likely to cause a material change to the timing of development; (b) are likely to cause a material change to the timing or scope of SymBio’s activities under such Development Plan and are in response to any updates to the Development Plan made by Onconova or a Licensee pursuant to Section 3.3(ii), or (c) are likely to cause a material change to the timing or scope of SymBio’s activities under such Development Plan and are in response to unanticipated circumstances outside of SymBio’s reasonable control (other than as described in the subsection (b)).  SymBio shall provide to Onconova all proposed updates to its activities under the Development Plan for review and comment.  Onconova shall have ** after receipt of such proposed Development Plan to provide written comments on any proposed update to SymBio’s activities under the Development Plan.  SymBio shall reasonably consider Onconova’s comments thereto.  After consideration of Onconova’s comments, SymBio shall provide to Onconova a final updated Development Plan.

4.                                      Launch & Commercialization of Licensed Product

4.1                               SymBio shall have full responsibility for all commercialization activities for the Commercial Product, at SymBio’s expense and risk and in accordance with the terms of this Agreement and in conformity with all applicable Laws. SymBio shall use Commercially Reasonable Efforts to obtain Marketing Approval for the Commercial Product in each country of the Licensed Territory.  SymBio shall commence the marketing of the Commercial Product under either the Onconova Trademark or another trademark selected and owned or Controlled by SymBio, as SymBio in its sole discretion shall decide and as set forth in Article 8, in the Licensed Territory within ** after obtaining the first Marketing Approval of the Licensed Product. SymBio shall notify Onconova promptly of the date of first commercial sale of the Licensed Product in the Licensed Territory.

4.2                               After receiving Marketing Approval of the Licensed Product in a country in the Licensed Territory, SymBio shall use Commercially Reasonable Efforts to market, sell and promote the Commercial Product in such country.

Specifically, SymBio shall (i) launch commercially a Commercial Product in a given country in the Licensed Territory no later than ** after receipt of Marketing Approval for such Licensed Product in such country, and (ii) not withdraw a Commercial Product from sale or abandon for more than ** the sale of a Commercial Product, provided that SymBio shall not be in breach of the foregoing obligations to the extent that SymBio’s failure to launch or abandonment of the Commercial Product as described above results from a failure of Onconova to supply Commercial Product to SymBio pursuant to the terms of the Development Supply Agreement and/or Commercial Supply Agreement, as applicable, and further provided that if Section 21.1 applies, then SymBio shall not be deemed in breach of this Section 4.2 and the Parties shall have the rights and obligations set forth in Section 21.1.

4.3                               The Joint Committee will coordinate communications regarding certain aspects of the Parties’ marketing efforts for Licensed Product as follows:

i)                                         Through the Joint Committee:

a)                                     Onconova shall share with SymBio free of charge any and all of marketing information in the Control of Onconova with respect to the Commercial Product, including without limitation, complete promotion plans and strategies, as well as all promotional and sales materials used for the launch and marketing of the Licensed Product outside the Licensed Territory.  Onconova shall use its Commercially Reasonable Efforts to obtain from its Licensees the right to provide such marketing information generated by such Licensees.

b)                                     SymBio shall share with Onconova free of charge any and all of marketing information in the Control of SymBio with respect to Commercial Product, including without limitation, complete promotion plans and strategies, as well as all promotional and sales activities and materials used for the launch and marketing of the Licensed Product in the Licensed Territory, whether generated by SymBio or its Sublicensees.

4.4                               SymBio shall (i) use Commercially Reasonable Efforts not to abandon or allow to lapse any Drug Approval Application for a Licensed Product in the Licensed Territory, and (ii) not abandon or allow to lapse any Marketing Approval for the Licensed Product in the Licensed Territory.

5.                                      Manufacturing & Supply

5.1                               Development Supply.  Pursuant to the Development Supply Agreement, Onconova shall, by itself or through its Third Party contract manufacturer, supply to SymBio, and SymBio shall purchase from Onconova, all quantities of Clinical Samples required by SymBio to develop the Licensed Product in the Licensed Territory, at the Actual Unit Cost plus ** of such Actual Unit Cost as a manufacturing mark up.  Within ** after the Effective Date, the Parties shall commence good faith negotiations of a development supply agreement which shall govern the supply by Onconova of Clinical Samples (the “Development Supply Agreement”), with a goal of entering into the Development Supply Agreement within ** after the Effective Date. Such Development Supply Agreement shall be consistent with the terms set forth in this Article 5, and shall include customary and reasonable terms and conditions commonly accepted in the pharmaceutical industry for supply of similar products at similar scale.  Without limiting the foregoing, the Development Supply Agreement shall contain rights for SymBio to audit the Actual Unit Cost periodically, an obligation for the Parties to enter into a quality agreement, and backup rights for SymBio to manufacture the Licensed Product.

5.2                               Commercial Supply.

i)                                         Not later than ** before the anticipated first commercial sale of the Licensed Product in the Licensed Territory, the Parties shall commence good faith negotiations of a commercial supply agreement that shall govern the supply of Commercial Product to SymBio (the “Commercial Supply Agreement”), with a goal of entering into the Commercial Supply Agreement no later than ** prior to the anticipated first commercial sale of the Licensed Product in the Licensed Territory.  Pursuant to the Commercial Supply Agreement,

Onconova shall be obligated, by itself or through its Third Party contract manufacturer, to supply to SymBio, and SymBio shall be required to purchase, all quantities of the Commercial Product required by SymBio to commercialize the Licensed Product in the Licensed Territory.  Such Commercial Supply Agreement shall be consistent with the terms set forth in this Article 5, and shall include customary and reasonable terms and conditions commonly accepted in the pharmaceutical industry for supply of similar products at similar scale.  Without limiting the foregoing, the Commercial Supply Agreement shall contain rights for SymBio to audit the Actual Unit Cost periodically, an obligation for the Parties to enter into a quality agreement, backup rights for SymBio to manufacture Licensed Products and rights for SymBio to inspect facilities used to manufacture Commercial Product.

ii)                                      Pursuant to the Commercial Supply Agreement, Onconova shall supply SymBio with the Commercial Product meeting the relevant Specifications, at a price equal to the  “Mark Up,” which shall be defined as Onconova’s Actual Unit Cost for the Commercial Product plus **, provided that (i) in no event shall the Mark Up exceed **, and further provided that in no event shall the sum of the price for supply of the Commercial Product to SymBio and the royalty payable pursuant to Section 15 with respect to the Commercial Product exceed **.  The foregoing calculations shall be based on the average Japan Net Selling Price and U.S. Net Selling Price calculated for all units of Commercial Product sold in the calendar quarter preceding the calendar quarter in which Onconova invoices SymBio for Commercial Product.  With respect to any supply of Commercial Product prior to the period during which the U.S. Net Selling Price and/or Japan Net Selling Price can be calculated, the Parties shall use an estimated U.S. Net Selling Price and/or Japan Net Selling Price, as applicable, for purposes of calculating the Mark Up.

5.3                               Onconova shall notify SymBio of the identity of any Third Party contract manufacturers that will manufacture Goods to be supplied to SymBio, or that are as of the Effective Date, manufacturing Goods to be supplied to SymBio pursuant to this the Development Supply Agreement or Commercial Supply Agreement, promptly after entering into an agreement with any such Third Party or the Effective Date, as applicable.

5.4                               Each Party shall not, and shall use Commercially Reasonable Efforts (consistent with any applicable Law) to obligate its Licensees, Sublicensees, distributors or wholesalers to not, deliver or cause to be delivered, including via the Internet or mail order, Licensed Product outside each Party’s territory and to not sell any Licensed Product to a purchaser if in either case such Party or its Licensees, Sublicensees, distributors or wholesalers knows, or has reason to believe, that such purchaser intends to remove such Licensed Product from such Party’s territory for the purpose of sales or use by patients of the Licensed Product in the other Party’s territory.

6.                                      Exchange of Scientific Information

6.1                               Within ** after the Effective Date, Onconova shall deliver to SymBio a copy of all Onconova Information listed in Annex 1 that is available in tangible form as of the Effective Date.

6.2                               For the purpose of this Agreement, any and all Onconova Information disclosed by Onconova to SymBio before execution of this Agreement shall be deemed to have been disclosed hereunder.

6.3                               Whenever any material event occurs in the course of the development of the Licensed Product by Onconova or its Licensees of which Onconova becomes aware, but in no event less than once every ** until such time as SymBio or a Sublicensee receives Marketing Approval for the Licensed Product in each country of the Licensed Territory, Onconova shall disclose to SymBio information regarding, and Scientific Information resulting from, all development activities with respect to the Compound and/or the Licensed Product conducted by Onconova or its Licensees, as may be necessary or useful for development of the Licensed Product in the Licensed Territory, and a description of the status of such development efforts.

6.4                               Whenever any material event occurs in the course of the development of the Licensed Product by SymBio or its Sublicensees of which SymBio becomes aware, but in no event less than once every ** during the term of this Agreement, SymBio shall disclose to Onconova information regarding, and Scientific Information resulting from, all development activities with respect to the Compound and/or the Licensed Product conducted by SymBio or its Sublicensees as may be necessary or useful for development of the Licensed Product outside the Licensed Territory, and a description of the status of such development efforts.

6.5                               Each Party shall have the right, at no additional expense, to use all Scientific Information disclosed to it pursuant to Section 6.3 or Section 6.4, as applicable, for the development and commercialization of the Licensed Product, and to grant to its Licensees (as to Onconova) or Sublicensees (as to SymBio) the right to use such Scientific Information for the development and commercialization of the Licensed Product, without any obligation to the other Party except as otherwise set forth in this Agreement.

6.6                               Onconova and its Licensees shall have the right to cross-reference, for purposes of developing Licensed Products outside of the Licensed Territory, all Drug Approval Applications and other filings with Regulatory Authorities made by SymBio or Sublicensees for Licensed Products.  SymBio and its Sublicensees shall have the right to cross-reference, for purposes of developing Licensed Products in the Licensed Territory, all Drug Approval Applications and other filings with Regulatory Authorities made by Onconova or its Licensees.

6.7                               Onconova shall facilitate SymBio’s interaction with Onconova’s Licensees, by using Commercially Reasonable Efforts to coordinate, and if appropriate participate in, written and oral communications between SymBio and such Licensees, for purposes of developing Licensed Products in the Licensed Territory and enabling SymBio and such Licensees to comply with their respective obligations under Law.  SymBio shall facilitate Onconova’s interaction with SymBio’s Sublicensees, by using Commercially Reasonable Efforts to coordinate, and if appropriate participate in, written and oral communications between SymBio and such Licensees, for purposes of developing Licensed Products outside of the Licensed Territory and enabling Onconova and such Sublicensees to comply with their respective obligations under Law.

6.8                               The Joint Committee shall coordinate the Parties’ sharing of Scientific Information and other Information as required under this Agreement:

i)                                         Through the Joint Committee:

a)                                     Onconova shall share with SymBio, free of charge (except for amounts becoming due and payable to Onconova pursuant to Articles 14 and 15), any and all Onconova Information generated or compiled during the term of this Agreement for use in development and commercialization of the Licensed Product in the Licensed Territory.

b)                                     SymBio shall share with Onconova, free of charge, any and all SymBio Information generated or compiled during the term of this Agreement for use in development and commercialization of the Licensed Product outside of the Licensed Territory.

6.9                               SymBio agrees that all Onconova Information delivered by Onconova or any of its Affiliates or Licensees hereunder shall, as between the Parties, at all times be and remain sole and exclusive property of Onconova, or its Affiliates or Licensees, respectively.

6.10                        Onconova agrees that all SymBio Information delivered by SymBio or any of its Affiliates or Sublicensees hereunder shall, as between the Parties, at all times be and remain sole and exclusive property of SymBio or its Affiliates or Sublicensees, respectively.

7.                                      Inventions; Access to Improvements; Patents

7.1                               Improvements and Inventions.

i)                                         The Parties acknowledge that SymBio and its Sublicensees may change, improve or modify the Goods or otherwise make Inventions in the course of exercising SymBio’s rights and performing its obligations under this Agreement, and that Onconova and its Licensees may change, improve or modify the Goods and otherwise make Inventions as Onconova and its Licensees continue to develop the Licensed Product outside the Licensed Territory and to manufacture Licensed Product for supply to SymBio for the Licensed Territory.

ii)                                      Onconova will use Commercially Reasonable Efforts to obtain from its Licensees Control of Improvements made or developed by or on behalf of such Licensees, as well as Control of all intellectual property rights therein that are owned or controlled by such Licensees, in each case as necessary to provide SymBio access to rights to such Improvements as part of the Onconova Information, Onconova Know-how or Onconova Patents, as applicable, in the Licensed Territory pursuant to this Agreement.  Any such Improvements made by or on behalf of Onconova’s Licensees of which Onconova obtains Control shall be included in the Onconova Know-How, and all Patents claiming such Improvements of which Onconova obtains Control shall be included in the Onconova Patents, provided that if any royalties or other fees are required to be paid to a Licensee in respect of such rights, SymBio shall be responsible for such payments to the extent reasonably allocable to the Licensed Product in the Licensed Territory.

iii)                                   SymBio will use Commercially Reasonable Efforts to obtain from its Sublicensees Control of Improvements made or developed by or on behalf of such Sublicensees, as well as Control of all intellectual property rights therein that are owned or controlled by such Sublicensees, in each case as necessary to provide Onconova access to rights to such Improvements as part of the SymBio Information, SymBio Know-how or SymBio Patents, as applicable, pursuant to this Agreement.  Any such Improvements made by or on behalf of SymBio’s Sublicensees of which SymBio obtains Control shall be included in the SymBio Know-How, and all Patents claiming such

Improvements of which SymBio obtains Control shall be included in the SymBio Patents, provided that if any royalties or other fees are required to be paid to a Sublicensee in respect of such rights, Onconova shall be responsible for such payments to the extent reasonably allocable to the Licensed Product outside the Licensed Territory.

iv)                                  Onconova shall have the right to grant sublicenses under Section 2.2 with respect to SymBio Know-How and SymBio Patents that constitute Improvements (“SymBio Improvements”) to any Licensees who agree to provide to Onconova Control of Improvements made by or on behalf of such Licensee (“Licensee Improvements”) on a royalty-free, fully-paid basis, enabling Onconova to provide to SymBio a sublicense pursuant to Section 2.1 under such Licensee Improvements at no additional cost to SymBio.  If Onconova desires to grant sublicenses to SymBio Improvements under Section 2.2 to any Licensees who do not agree to provide to Onconova Control of Licensee Improvements made by or on behalf of such Licensee on such a royalty-free, fully-paid basis, the Parties will negotiate commercially reasonable terms under which Onconova may grant such a sublicense under SymBio Improvements to such Licensee for up to ** after Onconova requests that it have the right to grant such a sublicense to such Licensee.  In such case, Onconova may only grant a sublicense under such SymBio Improvements to such Licensee after the Parties agree in writing on the applicable commercial terms.

v)                                     SymBio shall have the right to grant sublicenses under Section 2.1 with respect to Onconova Know-How and Onconova Patents that constitute Improvements (“Onconova Improvements”) to any Sublicensees who agree to provide to SymBio Control of Improvements made by or on behalf of such Sublicensee (“Sublicensee Improvements”) on a royalty-free, fully-paid basis, enabling SymBio to provide to Onconova a sublicense pursuant to Section 2.2 under such Sublicensee Improvements at no additional cost to Onconova.  If SymBio desires to grant sublicenses to Onconova Improvements under Section 2.1 to any Sublicensees who do not agree to provide to SymBio Control of Sublicensee Improvements made by or on behalf of such Sublicensee on such a royalty-free, fully-paid basis, the Parties will negotiate commercially reasonable terms under which SymBio may grant such a sublicense under Onconova Improvements to such Sublicensee for up to ** after SymBio requests that it have the right to grant such a sublicense to such Sublicensee.  In such case, SymBio may only grant a sublicense under such Onconova Improvements to such Sublicensee after the Parties agree in writing on the applicable commercial terms.

7.2                               Ownership of Inventions.  Inventorship shall be determined in accordance with U.S. patent laws.  Any Invention made solely by employees, agents, or independent contractors of a Party in the course of performing activities under this Agreement, together with all intellectual property rights therein (“Sole Inventions”) shall be owned by such Party.  Any Invention made jointly by employees, agents, or independent contractors of each Party, together with all intellectual property rights therein (“Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S. patent laws, with each joint Party having, unless otherwise set forth in this Agreement, the unrestricted right to license and grant rights to sublicense any such Joint Invention.  To the extent necessary to effect the foregoing, each Party hereby grants to the other party a nonexclusive, royalty-free, worldwide license, with the right to grant sublicenses, under such Party’s interest in Joint Inventions, for any and all purposes; provided that the foregoing shall not apply to any uses of such Joint Inventions for which and the receiving Party otherwise retains an exclusive license pursuant to this Agreement, with such proviso to apply only for so long as such receiving Party retains such exclusive license.

7.3                               Disclosure of Inventions.  Each Party shall promptly disclose to the other Party in writing any Invention disclosures, or other similar documents, submitted to it by its employees, agents, or independent contractors describing each and every Invention that may be either a Sole Invention or a Joint Invention, and all Information relating to such Invention.

7.4                               Prosecution of Patents.

i)                                         Onconova Patents Other than Joint Patents.  Onconova shall have the first right and authority to file, prosecute, and maintain Onconova Patents other than Joint Patents on a worldwide basis at its sole discretion (subject to this Section 7.4(i)).  The Parties shall ** all costs of such filing, prosecution and maintenance in the Licensed Territory; otherwise, ** shall bear all expenses of such activities.  Onconova shall provide SymBio opportunity to review and comment on any and all prosecution efforts, but in no case less than **, if reasonably practicable, prior to any filing deadlines, regarding the Onconova Patents within the Licensed Territory, provided that Onconova shall have final control over such prosecution efforts after reasonably considering SymBio’s comments, if any.  Onconova shall provide SymBio with a copy of material communications from patent authorities in the Licensed Territory regarding the Onconova Patents, and shall provide drafts of any material filings or responses to be made to such Patent authorities in a timely manner.  Notwithstanding the foregoing, if Onconova determines in its sole discretion to abandon or not maintain in the Licensed Territory any Onconova Patent other than a Joint Patent, Onconova shall provide SymBio with ** prior written notice of such determination and, if SymBio so requests, shall provide SymBio with the opportunity to prosecute and maintain such Onconova Patent in the Licensed Territory in the name of Onconova.  Thereafter, the Parties shall ** all expenses of filing, prosecuting and maintaining such Onconova Patent in the Licensed Territory.

SymBio acknowledges that certain of the Onconova Patents are subject to the rights of Onconova’s licensors pursuant to the Upstream Agreements.  Notwithstanding the provisions of this Section 7.4(i), SymBio agrees that the rights of such licensors are precedent to Onconova’s obligations, and SymBio’s rights under this Section 7.4(i), and Onconova compliance with the terms of the Upstream Agreements, shall not if contrary to the terms of this Section 7.4(i) constitute a breach hereof, including without limitation with respect to the ** review period described above; provided, however, that Onconova shall notify Onconova’s licensors pursuant to the Upstream Agreements of its desire to abandon or not maintain any Onconova Patent in the Licensed Territory only after (a) Onconova first provides to SymBio ** prior written notice of such intent as provided in the preceding paragraph and (b) SymBio elects not to prosecute and maintain such Onconova Patents within such ** period.

ii)                                      Joint Patents.  With respect to any potentially patentable Joint Invention, the Parties shall meet and agree upon which Party shall prosecute and maintain Patent applications covering such Joint Invention (any such Patent application and any Patents issuing therefrom, a “Joint Patent”) in particular countries and jurisdictions throughout the world.  Unless otherwise agreed by the

Parties, SymBio will prosecute and maintain any Joint Patents in the Licensed Territory, and Onconova will prosecute and maintain the Joint Patents outside the Licensed Territory, subject to the Parties coordinating their efforts as appropriate to make such prosecution activities as efficient, convenient, and harmonious as possible.  The Parties ** all expenses of filing, prosecuting and maintaining such Joint Patents.  The Party that prosecutes a Joint Patent (the “Prosecuting Party”) shall provide the other Party the opportunity to review and comment on any and all such prosecution efforts regarding the applicable Joint Patent in the particular jurisdictions, and such other Party shall provide the Prosecuting Party reasonable assistance in such efforts, provided that the Prosecuting Party shall have final control over such prosecution efforts after reasonably considering the other Party’s comments, if any.  The Prosecuting Party shall provide the other Party with a copy of all material communications from any Patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by such Party, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.  In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with any duty of candor and/or duty of disclosure requirements of any Patent authority.  Except to the extent a Party is restricted by the licenses granted by such Party to the other Party under the terms of this Agreement, and/or the other covenants contained in this Agreement, each Party shall be entitled to practice, and grant licenses to Third Parties and Affiliates of such Third Parties to practice, the Joint Patents and all Joint Inventions without restriction or an obligation to account to the other Party, and the other Party shall consent and hereby consents, without additional consideration, to any and all such licenses.

iii)                                   Cooperation in Prosecution.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts described above in this Section 7.4, including without limitation providing any necessary power of attorney and executing any other required documents or instruments for such prosecution.

7.5                               Infringement of Patents by Third Parties.

i)                                         Notification.  Each Party shall promptly notify the other Party in writing of any existing or threatened infringement of the Onconova Patents (including Joint Patents) of which it becomes aware in the Licensed Territory, and shall provide to the other Party any and all evidence and information available to such Party regarding such alleged infringement.

ii)                                      Product Infringement of Onconova Patents (Including Joint Patents) in the Licensed Territory.

a)                                     If a Party becomes aware of any actual or alleged existing or threatened infringement by a Third Party of any Onconova Patent, including any Joint Patent, by making, using, importing, offering for sale, or selling the Compound and/or the Licensed Product (such activities, “Product Infringement”) in the Licensed Territory, such Party shall notify the other Party as provided in Section 7.5(i).  SymBio shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such Product Infringement in the Licensed Territory, subject to Section 7.5(ii)(b).

SymBio shall have a period of ** after such notification to or by SymBio, to elect to so enforce such Onconova Patent in the Licensed Territory.  If SymBio does not so elect, SymBio shall so notify Onconova in writing during such ** period, or ** prior to any deadline relating to loss of any rights with respect to the Product Infringement, whichever is earlier, and Onconova shall have the right, but not the obligation, to commence a suit or take action to enforce such Onconova Patent against such Third Party allegedly perpetrating such Product Infringement.  Each Party shall provide to the Party enforcing any such rights under this Section 7.5(ii) reasonable assistance in such enforcement, including without limitation joining an action as a party plaintiff if so required by Laws to pursue such action, at the enforcing Party’s sole expense.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.  Except as set forth above, the enforcing Party shall bear and be responsible for all costs incurred in connection with each Party’s activities under this Section 7.5(ii).

b)                                     The Party not bringing an action with respect to Product Infringement under this Section 7.5 shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action.  Additionally, the Party not bringing an action under this Section 7.5 may have an opportunity to participate in such action to the extent that the Parties may mutually agree at the time the other Party elects to bring an action hereunder.

iii)                                   Product Infringement of Onconova Patents (including Joint Patents) Outside the Licensed Territory.

a)                                     For any and all infringement of Onconova Patents other than Joint Patents anywhere outside the Licensed Territory, and for any and all infringement other than Product Infringement of the Onconova Patents  (other than Joint Patents) in the Licensed Territory, Onconova shall have the sole and exclusive right to bring an appropriate suit or other action against any person or entity engaged in such infringement of such Patents, in its sole discretion, and as between the Parties Onconova shall bear all related expenses and retain all related recoveries.

b)                                     If a Third Party infringes a Joint Patent by Product Infringement activities outside the Licensed Territory, Onconova shall have the sole and exclusive right to bring an appropriate suit or other action against any person or entity engaged in such infringement of such Joint Patent, in its sole discretion, and as between the Parties Onconova shall bear all related expenses and retain all related recoveries.  SymBio shall provide to Onconova reasonable assistance in such enforcement, at Onconova’ request and expense, including without limitation joining such action as a party plaintiff if so required by Laws to pursue such action.

iv)                                  Non-Product Infringement of Joint Patents Anywhere in the World.  For infringement of the Joint Patents that is not Product Infringement, the Parties shall confer to determine which Party shall have the first right to bring an appropriate suit or other action against any person or entity engaged in such infringement, and the manner in which they shall bear costs and share related recoveries of such suit or action.  The Party that brings such suit or actions (the “Enforcing Party”) shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.  The other Party shall cooperate with the enforcing Party in enforcing Joint Patents against such infringement, without limitation joining an action as a party plaintiff if so required by Laws to pursue such action.  If the Parties are unable to reach agreement upon which Party shall bring an appropriate suit or other action against any person or entity engaged in such infringement of such Joint Patent within **, or ** prior to any deadline relating to loss of any rights with respect to such infringement, whichever is earlier, then  SymBio shall have the first right, but not the obligation, to bring such suit or other actions against such infringement in the Licensed Territory at its sole expense, and Onconova shall have the first right, but not the obligation, to bring such suit or other actions against such infringement outside of the Licensed Territory.  The other Party shall have the right to participate in such actions at its expense upon written notice to the other Party.

v)                                     Settlement.  SymBio shall not settle any claim, suit, or action that it brings under this Section 7.5 involving Onconova Patents (excluding Joint Patents) in any manner that would negatively impact Onconova, including settlements involving the ownership, validity or enforceability of any of the Onconova Patents, or that do not  include a full and unconditional release from all liability of Onconova, without the prior written consent of Onconova, which shall not be unreasonably withheld or delayed.  Onconova shall not settle any claim, suit, or action that it brings under this Section 7.5 involving Onconova Patents (excluding Joint Patents) in the Licensed Territory in any manner that would negatively impact SymBio, without the prior written consent of SymBio, which shall not be unreasonably withheld or delayed.  Moreover, any settlement by SymBio involving Onconova Patents (excluding Joint Patents), or by Onconova involving Onconova Patents (excluding Joint Patents) in the Licensed Territory, that (i) results in cross-licensing or (ii) results in sublicenses to Third Parties shall require the other Party’s prior written consent.  Neither Party shall settle any claim, suit, or action that it brings under this Section 7.5 involving Joint Patents in any manner that would negatively impact the other Party, including the ownership, validity or enforceability of any of the Joint Patents, or if the settlement does not include a full and unconditional release from all liability of the other Party, without the prior written consent of such other Party.

vi)                                  Allocation of Proceeds.  Except as otherwise provided herein, if either Party recovers monetary damages from any Third Party in a suit or action brought under this Section 7.5, whether such damages result from the infringement of SymBio Patents or Onconova Patents, such recovery shall be allocated **.

7.6                               Infringement of Third Party Rights in the Licensed Territory.

i)                                         Notice. If the development, manufacture, use, sale, offer for sale, import or export of the Licensed Product in the Licensed Field and in the Licensed Territory results in a claim for Patent infringement by a Third Party, the Party first having notice of such claim shall promptly notify the other Party in writing of such a claim. Following such notice, the Parties agree to enter into either a joint defense or common interest agreement, under which agreement the

Parties can share the known facts of such infringement in reasonable detail, if they are advised to do so by counsel.

ii)                                      Third Party Claims. SymBio shall assume control of the defense of any claims brought by Third Parties alleging infringement of Third Party intellectual property rights in connection with the development, manufacture, use, sale, offer for sale, import or export of the Licensed Product in the Licensed Field in the Licensed Territory, represented by its own counsel. If requested by SymBio, Onconova agrees to join in any litigation, and in any event shall reasonably cooperate with SymBio, at SymBio’s expense. SymBio shall have the exclusive right to settle any such claim without the consent of Onconova, unless such settlement shall negatively impact on Onconova, including without limitation on the ownership, validity or enforceability of any Onconova Patents. Any expenses incurred in defending any such claims shall be solely the responsibility of SymBio.

7.7                               Patent Oppositions and Other Proceedings.

i)                                         By the Parties.  If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, or other attack upon the validity, title, or enforceability of a Patent owned or controlled by a Third Party that covers, in the Licensed Territory, the Compound or the Licensed Product, or the manufacture, use, sale, offer for sale, or importation of the Compound or the Licensed Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 7.6, in which case the provisions of Section 7.6 shall govern), such Party shall so notify the other Party, and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action.  SymBio shall have the first right, but not the obligation, to bring in its sole control and at its sole expense such action in the Licensed Territory.  If SymBio does not bring such action within ** of notification thereof pursuant to this Section 7.7 (or earlier, if required by the nature of the proceeding), then Onconova shall have the right, but not the obligation, to bring, in Onconova’s sole control and at its sole expense, such action.  The Party not bringing an action under this Section 7.7 shall join the action as a joint party plaintiff if required to enable the other Party to bring such action, at the other Party’s expense.  Additionally, if appropriate, the Party not bringing an action under this Section 7.7 shall be entitled to separate representation, at its sole expense, in such proceeding by counsel of its own choice, and shall cooperate fully with the Party bringing such action.  Any awards or amounts received in bringing any such action shall be first allocated to reimburse the Parties’ expenses in such action, and any remaining amounts shall be retained by the Party bringing such action.

ii)                                      By Third Parties.  If an Onconova Patent (including a Joint Patent) becomes the subject of any proceeding commenced by a Third Party in the Licensed Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 7.5, in which case the provisions of Section 7.5 shall govern), then Onconova shall have the first right, but not the obligation, to control such defense at its sole cost.  Onconova shall permit SymBio to participate in the proceeding to the extent permissible under Laws, and to be represented by its own counsel in such proceeding, as SymBio’s sole expense.  If Onconova decides that it does not wish to defend against such action, then SymBio shall have a backup right to assume defense of such Third-Party action.  Except as set forth above, all expenses incurred by the Parties in such an action shall be borne by the Party controlling the defense of the Third-Party action.  Any awards or amounts received in defending any such Third-Party action, if any, shall be allocated between the Parties as provided in Section 7.5(vi) as if the Party controlling the defense of the Third-Party Action were the Party that brought an action against an alleged infringer.

7.8                               Patent Term Extensions in the Territory.  The patent counsel of each Party shall discuss and recommend for which, if any, of the Onconova Patents in the Licensed Territory the Parties should seek any term extensions, supplementary protection certificates, and equivalents thereof offering Patent protection beyond the initial term with respect to any issued Patents (“Patent Term Extensions”) in the Licensed Territory.  SymBio shall have the final decision-making authority with respect to applying for any such Patent Term Extensions in the Licensed Territory, provided that SymBio shall not unreasonably fail or refuse to do so, and shall have the sole right to apply for any such Patent Term Extensions SymBio decides to seek, at its expense.  Onconova shall cooperate fully with SymBio, at SymBio’s expense, in making such filings or taking any related actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension.

7.9                               Orange Book Equivalent.  Upon request of SymBio, to the extent that SymBio shall not have the right to itself do so, Onconova shall file appropriate information with Regulatory Authorities in the Licensed Territory listing any Onconova Patents with such Regulatory Authorities in the equivalent of the U.S. Orange Book, if any, as a Patent related to the Licensed Product.  Onconova shall use Commercially Reasonable Efforts to maintain such listing, at SymBio’s expense.

7.10                        Registration of License.  Onconova agrees that SymBio may, if applicable, register its license under the Onconova Patents with the patent authorities in the Licensed Territory. SymBio shall, at its expense, prepare and deliver to Onconova such instruments and other documents reasonably necessary and in proper form for such registration. The Parties shall mutually agree on the form of documents to be used for such purpose, and shall cooperate to preserve confidentiality of this Agreement to the extent permitted under applicable Laws in the relevant country. Onconova shall execute and return to SymBio such instruments and documents within ** from the receipt thereof.

7.11                        Patent Marking.  SymBio agrees to mark or have marked with the Onconova Patents to the extent consistent with applicable Laws any Licensed Product sold by SymBio or by its Sublicensees in accordance with the statutes of any country within the Licensed Territory relating to the marketing of patented articles, including without limitation to the extent required under Section 12.1 of the Temple Agreement.

8.                                     Trademarks

8.1                               SymBio shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with the commercialization of any Licensed Product in the Licensed Territory under this Agreement, other than the Onconova Trademarks (the “SymBio Trademarks”). SymBio shall solely own the SymBio Trademarks and pay all relevant costs thereof.  SymBio shall not select, register or otherwise use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes any of the Onconova Trademarks.  Onconova shall not use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes any of the SymBio Trademarks.  SymBio shall have the sole right to initiate at its own discretion legal proceedings against any infringement or threatened infringement of any SymBio Trademark.

8.2                               Election to Use Onconova Trademarks.  Within a reasonable time after the Effective Date, but in no event later than **, SymBio shall inform Onconova in writing if SymBio elects to use the Onconova Trademarks in connection with the commercialization of the Licensed Product in the Licensed Territory.  If SymBio so notifies Onconova, the following shall apply:

i)                                         Onconova shall and hereby does grant to SymBio an exclusive, royalty-free license, with the right to grant sublicenses through multiple tiers of Sublicensees (subject to Section 2.1(i)), to use the Onconova Trademarks on or in connection with the commercialization of the Licensed Product in the Licensed Territory in the Licensed Field.

ii)                                      SymBio shall not use any trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any of the Onconova Trademarks.

iii)                                   SymBio shall properly designate the Onconova Trademarks on the packaging of the final Licensed Product, to the extent required or permissible by the applicable Marketing Approvals and SymBio agrees that all Licensed Products with which the Onconova Trademarks are used shall conform to all requirements of any Applicable Laws and any Regulatory Authorities in the Licensed Territory and shall be of a level of quality commensurate to Onconova’s Licensed Products outside of the Territory, but in no event less than a reasonable level of quality.

iv)                                  Except as otherwise provided in this Section 8.2, Onconova shall have the first right and authority, but not an obligation, to register and maintain the Onconova Trademarks in the Licensed Territory (subject to this Section 8.2(iv)).  The Parties shall share equally all costs of such registration and maintenance.  SymBio shall provide Onconova reasonable opportunity to review and comment on such registration efforts regarding the Onconova Trademarks.  SymBio shall provide Onconova with a copy of material communications from any governmental authority in the Licensed Territory regarding the Onconova Trademark, and shall provide drafts of any material filings or responses to be made to such authorities in a timely manner.  Notwithstanding the foregoing, if Onconova determines in its sole discretion to abandon or not maintain any Onconova Trademark in the Licensed Territory, Onconova shall provide SymBio with ** prior written notice of such determination and, if SymBio so requests, shall provide SymBio with the opportunity to register and maintain such Onconova Trademark in the Licensed Territory in the name of Onconova.  Thereafter, the Parties shall share equally all costs of filing, prosecuting and maintaining such Onconova Trademark in the Licensed Territory.

v)                                     If a Party becomes aware of any actual or alleged existing or threatened infringement by a Third Party of any Onconova Trademark in the Licensed Territory (such activities, “Trademark Infringement”), such Party shall notify the other Party, and shall provide to the other Party any and all evidence and information available to such Party regarding such alleged infringement.  SymBio shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such Trademark Infringement, at its sole expense, subject to this Section 8.2(v).  SymBio shall have a period of ** after such notification to or by SymBio, to elect to so enforce such Onconova Trademark.  If SymBio does not so elect, SymBio shall so notify Onconova in writing during such ** period, or ** prior to any deadline relating to loss of any rights with respect to the Trademark Infringement, whichever is earlier, and Onconova shall have the right, but not the obligation, to commence a suit or take action to enforce such Onconova Trademark against such Third Party, at its sole expense.  Each Party shall provide to the Party enforcing any such rights under this Section 8.2(v) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including without limitation joining an action as a party plaintiff if so required by Laws to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

vi)                                  The Party not bringing an action with respect to Trademark Infringement under this Section 8.2 shall be entitled to separate representation in such matter by counsel of its own choice and at its expense, but such Party shall at all times cooperate fully with the Party bringing such action.  Additionally, the Party not bringing an action under this Section 8.2 may have an opportunity to participate in such action to the extent that the Parties may mutually agree at the time the other Party elects to bring an action hereunder.

8.3                               Infringement of SymBio Trademarks by Third Parties.  With respect to any SymBio Trademarks associated with Licensed Products in the Licensed Territory, each Party shall notify the other Party promptly upon learning of any actual or alleged threatened or existing infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, against such trademark.  SymBio shall have the sole right, in its own discretion and at its own expense, to bring an action to address such infringement.

9.                                      Adverse Event Reporting

9.1                               Each Party shall provide to the other Party all information of which it becomes aware (including without limitation, as to SymBio, information provided by its Sublicensees, and in the case of Onconova, information provided by its Licensees) relating to the occurrence of any serious adverse event or any adverse event in connection with the Goods, and shall forward to the other Party information concerning any and all charges, complaints or claims reportable to any Regulatory Authority relating to the Goods that may come to the attention of a Party or its Sublicensees or Licensees (as applicable).

9.2                               Details regarding the adverse event reporting and recall procedures shall be set out in a pharmacovigilance agreement or a separate agreement which shall be negotiated and entered into by and between Onconova and SymBio separately within ** after the Effective Date.

9.3                               In the event that: (i) SymBio determines that an event, incident, or circumstance has occurred which may result in the need for a recall, market withdrawal or other removal of the Licensed Product or any lot or lots thereof from the market in the Licensed Territory, or Onconova determines that an event, incident, or circumstance that could reasonably adversely affect the Licensed Product in the Licensed Territory has occurred which is reasonably likely to result in the need for a recall, market withdrawal or other removal of the Licensed Product, or any lot or lots thereof from the market; (ii) either Party becomes aware that a Regulatory Authority is threatening or has initiated an action to remove the Licensed Product from the market in the Licensed Territory or, if such event could reasonably adversely affect the Licensed Product in the Licensed Territory, any Regulatory Authority is threatening or has initiated an action to remove the Licensed Product from the market; or (iii) either Party is required by any Regulatory Authority to distribute a “Dear Doctor” letter or its equivalent regarding use of the Licensed Product in the Licensed Territory or, if such event could reasonably adversely affect Licensed Product in the Licensed Territory, any Regulatory Authority has required distribution of a “Dear Doctor” letter or its equivalent regarding use of the Licensed Product, it shall promptly advise the other Party in writing with respect thereto, and shall provide to the other Party copies of all relevant correspondence, notices, and the like in the possession or Control of such Party.  In such event, SymBio shall have the sole authority to determine if a recall or other removal of the Licensed Product is required in the Licensed Territory, and shall be responsible for conducting any such recall or other removal of the Licensed Product in the Licensed Territory, whether voluntary or involuntary, or taking such other remedial action required by applicable Laws in the Licensed Territory. At SymBio’s request, Onconova shall assist SymBio, at SymBio’s expense, with respect to any such recall or remedial action, and shall provide SymBio with all information that SymBio may request in connection with its dealings with a Regulatory Authority in connection with such recall or remedial action.  For avoidance of doubt, Onconova shall have the sole authority to determine if a recall or other removal of the Licensed Product is required outside of the Licensed Territory.

9.4                               The Joint Committee will coordinate the maintenance of safety databases and the preparation of global safety reports.

10.                               Representations and Warranties

10.1                        The Parties’ Representations and Warranties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, as set forth below.

i)                                         Such Party (a) is a corporation duly organized and subsisting under the applicable Laws of its jurisdiction of organization, and (b) has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

ii)                                      Such Party has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date.

iii)                                   This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other applicable Laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity.

iv)                                  Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

v)                                     Except with respect to Marketing Approvals for the Licensed Product or as otherwise described in this Agreement, such Party has obtained all necessary consents, approvals, and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

vi)                                  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable Laws or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any applicable Laws or any contractual obligation or court or administrative order by which such Party is bound.

vii)                               All of such Party’s employees, officers, independent contractors, consultants, and agents have executed agreements requiring assignment to such Party of all Inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the confidential information of such Party.

viii)                            Neither such Party, nor any of such Party’s employees, independent contractors, consultants, agents or officers: (i) has ever been debarred or is subject to debarment or, to such Party’s knowledge, convicted of a crime for which a Person could be debarred before a Regulatory Authority under applicable Laws, or (ii) to such Party’s knowledge, has ever been under indictment for a crime for which a Person could be debarred under such Laws.

ix)                                  All documents, information and know-how furnished or transferred by such Party to the other Party under this Agreement shall be, to its knowledge, free of errors in any material respect.

10.2                        Onconova’s Representations and Warranties. Onconova hereby represents and warrants to SymBio, as of the Effective Date, as set forth below:

i)                                         A true and complete copy of each of the Upstream Agreements has been provided to SymBio prior to the Effective Date. The Upstream Agreements have not been modified, supplemented or amended since such copy was provided to SymBio. The Upstream Agreements are, to Onconova’s knowledge, in full force and effect, all payments to date required to be made thereunder by Onconova have been made, and Onconova is in compliance in all material respects with its material obligations thereunder.

ii)                                      Onconova has not received or provided any notice of termination of the Upstream Agreements, or any notices of material breach of the Upstream Agreements.

iii)                                   Onconova has sufficient legal and/or beneficial title under its intellectual property rights necessary to grant the licenses contained in this Agreement.

iv)                                  Onconova has the right to transfer to SymBio a copy of the Onconova Know-How set forth in Annex 1 in accordance with this Agreement.

v)                                     There is no pending or, to Onconova’s knowledge, threatened claim, litigation or any other proceeding brought by a Third Party against Onconova challenging the validity of the Onconova Patent Rights in the Licensed Territory, or claiming that the development, manufacture or commercialization of the Licensed Product in the Licensed Field in the Licensed Territory constitutes or would constitute infringement of such Third Party’s intellectual property right(s).

vi)                                  Onconova has not received any written communications alleging that it has violated or that it would violate, in any material manner, through the manufacture, use, import, export, sale, and/or offer for sale of the Licensed Product in the Licensed Field and in the Licensed Territory, any intellectual property rights of any Third Party.

vii)                               To Onconova’s knowledge, no invention claimed by the Onconova Patents was made or reduced to practice using any funding of the United States Government.

10.3                        The Parties’ Covenants. Each Party hereby covenants throughout the term of this Agreement as set forth below:

i)                                         Such Party shall not enter into any agreement with a Third Party that will conflict with the rights granted to the other Party under this Agreement.

ii)                                      If during the term of this Agreement, a Party has reason to believe that it or any of its employees, officers, independent contractors, consultants, or agents rendering services relating to the Licensed Product: (x) is or will be debarred or convicted of a crime for which such Person could be debarred before a Regulatory Authority under applicable Laws, or (y) is or will be under indictment under such Laws, then such Party promptly shall notify the other Party of same in writing.

10.4                        Onconova’s Covenants. Onconova hereby covenants throughout the term of this Agreement as set forth below:

i)                                         Onconova shall not agree to amend any terms or conditions of the Upstream Agreements in any manner that would adversely affect the rights granted to SymBio under this Agreement in any respect without the prior written consent of SymBio. Onconova shall further agree that it shall not terminate the Upstream Agreements, shall not cease to exercise its rights under the Upstream Agreements, and shall not amend the Upstream Agreements in any manner that would adversely affect SymBio, in each case without the prior written consent of SymBio. Onconova shall comply with all material terms of the Upstream Agreements in all material respects, provided that Onconova shall not be in breach of the foregoing obligations to the extent that Onconova’s failure to comply results from SymBio’s non-compliance with the terms of this Agreement, and further provided that if Section 21.1 applies, then Onconova shall not be deemed in breach of this Section 10.4(i) and the Parties  shall have the rights and obligations set forth in Section 21.1.  Onconova shall notify SymBio of any anticipated termination of the Upstream Agreements by Onconova prior to such termination. Onconova shall further notify SymBio when it has received any notice from any Third Party that is a party to an Upstream Agreement stating that such Third Party intends to terminate or is terminating such Upstream Agreement.

ii)                                      Onconova shall use Commercially Reasonable Efforts to assist SymBio in obtaining from the licensor of any Upstream Agreement written assurance that in the event of termination of Onconova’s rights under such Upstream Agreement, all rights granted to SymBio by Onconova pursuant to this Agreement that constitute a sublicense under rights granted to Onconova pursuant to such Upstream Agreement shall survive such termination of Onconova’s rights, such that SymBio would have a direct license or other grant of rights from such licensor as necessary to allow SymBio to continue to practice such rights within the scope of SymBio’s license as set forth in Section 2.1 (a “Direct License”).  SymBio shall be responsible for any payments in consideration of such Direct License that solely relate to the Licensed Product in the Licensed Territory and that are approved in advance by SymBio in writing.

11.                               Confidentiality Obligation of SymBio

11.1                        During the term of this Agreement and for a period of ** thereafter, or ** from the Effective Date, whichever is longer, SymBio:

i)                                         shall hold in strict confidence any and all information disclosed to it by the Onconova, including without limitation Scientific Information and other Onconova Information (together “Onconova Confidential Information”) and shall not use, nor disclose or supply to any Third Party, nor permit any Third Party, to have access to the Onconova Confidential Information, without first obtaining the written consent of Onconova, except as expressly permitted in this Agreement;

ii)                                      shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to Onconova Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party; and

iii)                                   may disclose the Onconova Confidential Information only to its employees, consultants, independent contractors, agents, Affiliates, actual or potential Sublicensees and actual or potential acquirers, provided that such employees, consultants, independent contractors, agents, Affiliates, actual or potential Sublicensees and actual or potential acquirers are bound by terms and conditions of confidentiality no less protective than the terms and conditions that bind SymBio hereunder.

For the avoidance of doubt, it is understood that SymBio shall be liable for any breach of the confidentiality obligation under this Section 11.1 by any person or corporation to whom the Onconova Confidential Information is disclosed by SymBio.

11.2                        SymBio’s obligations of confidentiality and non-use under Section 11.1 shall not apply and SymBio shall have no further obligations with respect to any of the Onconova Confidential Information, to the extent SymBio can establish by competent proof that such Onconova Confidential Information:

i)                                         is or becomes part of the public domain without breach by SymBio of this Agreement;

ii)                                      was in SymBio’s possession before disclosure by Onconova and was not acquired directly or indirectly from Onconova;

iii)                                   is obtained from a Third Party with no obligation of confidentiality to Onconova, who has a right to disclose it to SymBio;

iv)                                  is required to be revealed in response to a court decision or administrative order, or to comply with Laws of a governmental authority or rules of a securities exchange, in which case SymBio shall inform Onconova immediately by written notice and cooperate with Onconova using its Commercially Reasonable Efforts either to enable Onconova to seek protective measures for such Onconova Information, or to seek confidential treatment of such Onconova Information, and in such case SymBio shall disclose only such portion of the Onconova Information which is so required to be disclosed.

11.3                        Nothing herein shall prevent SymBio from disclosing any Onconova Confidential Information to the extent that such Onconova Confidential Information is required to be used or disclosed for the purposes of seeking or obtaining Marketing Approvals of Licensed Products in the Licensed Territory or seeking patent protection for Inventions it owns or has responsibility for prosecuting under Article 7. SymBio shall further have the right to present Onconova Information at conferences or to publish Onconova Information in journals (collectively “Publications”), provided such Publication is subject to Onconova’s prior written consent, not to be unreasonably withheld or delayed.

11.4                        SymBio acknowledges that certain Onconova Confidential Information was provided to Onconova by Temple University pursuant to the Temple Agreement and is subject to the confidentiality provisions of Article 2 of the Temple Agreement. To the extent the provisions of Article 2 of the Temple Agreement are more stringent than those in this Article 11, SymBio agrees to comply with such more stringent terms with respect to any such Confidential Information of Temple University that is disclosed by Onconova to SymBio and labeled as “Confidential Information of Temple University.”

11.5                        SymBio acknowledges Temple University’s right to publish its research as provided in Section 2.5 of the Temple Agreement.

12.                               Confidentiality obligation of Onconova

12.1                        During the term of this Agreement and for a period of ** thereafter, or ** from the Effective Date, whichever is longer, Onconova:

i)                                         shall hold in strict confidence any and all information disclosed to it by SymBio, including without limitation the Scientific Information and other SymBio Information (together “SymBio Confidential Information”) and shall not use, nor disclose or supply to any Third Party nor permit any Third Party to have access to the SymBio Confidential Information, without first obtaining the written consent of SymBio, except as expressly permitted in this Agreement;

ii)                                      shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to SymBio Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party; and

iii)                                   may disclose the SymBio Confidential Information to its employees, consultants, independent contractors, agents, Affiliates, actual and potential Licensees and actual and potential acquirers, provided that such employees, consultants, independent contractors, agents, Affiliates, actual and potential Licensees and actual and potential acquirers are bound by terms and conditions of confidentiality no less protective than the terms and conditions that bind Onconova hereunder.

For the avoidance of doubt, it is understood that Onconova shall be liable for any breach of the confidentiality obligation under this Section 12.1 by any person or corporation to whom the SymBio Confidential Information is disclosed by Onconova.

12.2                        Onconova’s obligations of confidentiality and non-use under Section 12.1 shall not apply and Onconova shall have no further obligations with respect to any of the SymBio Confidential Information as far as Onconova can establish by competent proof that such SymBio Confidential Information:

i)                                         is or becomes part of the public domain without breach by Onconova of this Agreement;

ii)                                      was in Onconova’s possession before disclosure by SymBio to Onconova and was not acquired directly or indirectly from SymBio;

iii)                                   is obtained from a Third Party with no obligation of confidentiality to SymBio, who has a right to disclose it to Onconova;

iv)                                  is required to be revealed in response to a court decision or administrative order, or to comply with Laws of a governmental authority or rules of a securities exchange, in which case Onconova shall inform SymBio immediately by written notice and cooperate with SymBio using its Commercially Reasonable Efforts either to enable SymBio to seek protective measures for such SymBio Confidential Information, or to seek confidential treatment of such SymBio Confidential Information, and in such case Onconova shall disclose only such portion of the SymBio Confidential Information which is so required to be disclosed.

12.3                        Nothing herein shall prevent Onconova from disclosing any SymBio Confidential Information to the extent that such SymBio Information is required to be used or disclosed for the purposes of seeking or obtaining Marketing Approvals of Licensed Products outside the Licensed Territory or seeking patent protection for Inventions it owns or has responsibility for prosecuting under Article 7. Onconova and its Licensees shall further have the right to disclose any SymBio Information in a Publication, provided that if the SymBio Information concerned has not been previously published, such Publication is subject to SymBio’s prior written consent, not to be unreasonably withheld or delayed.

13.                               Press Releases

13.1                        Subject to Section 11.3 or 12.3 as applicable, either Party may issue a press release or public announcement concerning any aspect of the development or commercialisation of the Compound, the Licensed Product and Commercial Product, provided that it provides to the other Party a copy of such press release or public announcement at least ** in advance of its intended publication or release thereof and obtains the written consent, not to be unreasonably withheld or delayed, of such other Party to such publication or release.  Notwithstanding the foregoing, either Party may issue any public announcement that it is advised by legal counsel are required under applicable Laws, provided that such Party provides to the other Party a copy of such press release or public announcement promptly after its release thereof.

13.2                        No press release or public announcement shall be made by either Party concerning the execution of this Agreement or the terms and conditions hereof, without the prior written consent of the other Party which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may disclose the existence of this Agreement and the terms and conditions hereof without the prior written consent of the other pursuant to Section 11.2(iv) or Section 12.2(iv), as applicable, or in connection with a due diligence process associated with any future financing by either Party or the negotiation or exploration of a possible strategic transaction involving such Party, provided that such disclosure is made in the course of such diligence, negotiation or exploration pursuant to confidentiality obligations consistent with those set forth in this Agreement.

14.                               Lump Sum Payment

14.1                        In consideration of Onconova’s efforts in generating and compiling the Onconova Information and in developing the Compound, and in consideration of the licenses and other rights granted to SymBio herein, SymBio shall pay to Onconova the following one-time (except as provided in Section 14.1(e)), lump sum payments on occurrence of the corresponding events.

UPFRONT

Upon delivery to SymBio of a Form 6166 - Certification of U.S. Tax Residency issued to Onconova or 45 days after the Effective Date, whichever is earlier	USD 7.5M

MILESTONES

**

a.              **

b.              **

c.               **

d.              **

e.               **

**

SALES MILESTONES

**

**

**

**

For avoidance of doubt, if two or more of the foregoing milestones shall be achieved in the same calendar year, the payments corresponding to each such milestone shall be payable to Onconova.

14.2                        All payments under Section 14.1 shall be made in USD.

14.3                        SymBio shall notify Onconova of the achievement of each of the development milestones set forth in Section 14.1 within ** of its achievement, and each of the sales milestones set forth in Section 14.1 within ** after SymBio or its Sublicensee closes its books for the relevant annual period in which such sales milestone payment becomes due.  All payments under Section 14.1 shall be made within ** after receipt of Onconova’s invoice, except that the upfront payment of USD 7.5 Million shall be made within ** after SymBio’s receipt of an invoice for such amount.  All payments under Section 14.1 shall be made without setoff or deduction of any kind, other than pursuant to Section 15.8.

14.4                        All payments to be made to Onconova under this Agreement shall be made by wire transfer to the following account:

**

or such other account as may be specified by Onconova in writing to SymBio.

15.                               Royalty Payment; Audits

15.1                        In consideration of the Onconova Information, Onconova Patents and Onconova Know-How licensed to SymBio, and in consideration of the other rights granted to SymBio herein, SymBio shall pay to Onconova the following incremental royalties on annual Net Sales in the Licensed Territory:

•                  **

•                  **

•                  20% on annual Net Sales above **

If, in a given calendar quarter, on a country by country and product by product basis during the term during which royalties are due (as set forth in Section 15.2), (i) no Valid Claim exists in such country covering the composition of matter of such Licensed Product or the use of, or treatment with, the Licensed Product, and (ii) Competing Products are sold in such country constituting, on a unit basis, more than ** of the aggregate number of units of Competing Products and Licensed Products sold in such country during the relevant calendar quarter, based on data provided by IMS, or, if such data is not available from IMS, such other reliable data source as is reasonably determined by the Parties, then the royalty rate set forth in this Section 15.1 shall be reduced by ** of that otherwise due pursuant to this Section 15.1 for such calendar quarter.  For purposes of the foregoing, “Competing Product” means in a country in the Licensed Territory, any product, other than the Licensed Product, that contains a Compound or the same active ingredient as is contained in a Licensed Product and which is approved for use in such country pursuant to a regulatory approval process governing approval of generic products based on the then-current standards for regulatory approval in such country.

15.2                        Royalty Term.  Royalties shall be payable, on a country by country and product by product basis, for the longer of (i) the time period prior to expiration of Marketing Exclusivity for the Licensed Product in a country in the Licensed Territory following the first commercial sale of the Licensed Product in such country, (ii) ** from first commercial sale of the Licensed Product if such country is Japan, or ** from first commercial sale of the Licensed Product if such country is Korea, or (iii) the term during which the Licensed Product, or the manufacture or use of the Licensed Product, falls under a Valid Claim of the Onconova Patents in such country.

15.3                        Offsets.  If SymBio reasonably determines in good faith that it is reasonably necessary to obtain a license under any Third Party intellectual property rights that would be infringed by the development, use, manufacturing or commercialization in the Licensed Field in the Licensed Territory by SymBio or its Sublicensees of the

Licensed Product, to the extent such infringement arises with respect to either the development, use, manufacturing or commercialization of the Licensed Product as it exists as of the Effective Date, or the development, use, manufacturing or commercialization activities encompassed within the Onconova Patents  (“Necessary Third Party IP”), SymBio will be responsible for the negotiation and execution of the corresponding license agreement. All amounts due under such Third Party license agreement with respect to Necessary Third Party IP in connection with the development, manufacture, use or commercialization of the Licensed Product in the Licensed Field in the Licensed Territory, shall be borne by SymBio; provided, however, that SymBio shall be entitled to deduct up to ** of all payments associated with any lump sum payments or royalties actually paid to such Third Party with respect to Necessary Third Party IP in connection with the development, manufacture, use or commercialization of the Licensed Product in the Licensed Field in the Licensed Territory from the royalty payments thereafter made by SymBio to Onconova pursuant to Section 15.1, provided that in no event shall the royalties due to Onconova for a given calendar quarter be reduced under this Section 15.3 by more than **. Any unused offset earned in a calendar year may be carried forward from such calendar year to the subsequent calendar year and may be used in such subsequent calendar year, subject to ** limitation set forth in the immediately preceding sentence.

15.4                        For clarity, Onconova shall be solely responsible for paying all amounts due pursuant to the Upstream Agreements.

15.5                        Payment of royalties under Section 15.1 shall be due ** after the end of each calendar quarter and shall be made in USD.  All payments under Section 15.1 shall be made without setoff or deduction of any kind, other than pursuant to Section 15.3 or Section 15.8.

15.6                        The conversion rate of Net Sales into USD, if applicable, shall be the official exchange rate between the United States Dollar (USD) and Japanese Yen (JPY) at Tokyo’s foreign exchange (TTM: telegraphic transfer middle rate) on the last business day of each month for the calendar quarter in which the royalties were earned.

15.7                        SymBio shall keep true, correct and complete records of all royalties and other amounts payable to Onconova under Section 15.1 hereof, including without limitation all financial information needed to calculate Net Sales, and upon payment of royalties shall deliver to Onconova the respective Sales Report.  All financial terms and standards (including any calculation of Net Sales and financial payments due under this Agreement) shall be governed by and determined in accordance with normally accepted accounting principles and shall be consistent with SymBio’s audited consolidated financial statements.

15.8                        All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax, except as set forth in this Section 15.8.  The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Law to be withheld or deducted from any of the royalty and other payments made by or on behalf of a Party hereunder (“Withholding Taxes”).  The applicable paying Party under this Agreement (the “Paying Party”) shall, if required by Law, deduct from any amounts that it is required to pay to the recipient Party hereunder (the “Recipient Party”) an amount equal to such Withholding Taxes, provided that the Paying Party shall give the Recipient Party reasonable notice prior to paying any such Withholding Taxes.  Such Withholding Taxes shall be paid to the proper taxing authority for the Recipient

Party’s account and, if available, evidence of such payment shall be secured and sent to recipient within ** of such payment.  The Paying Party shall, at the Recipient Party’s cost and expense, do all such lawful acts and things and sign all such lawful deeds and documents as the Recipient Party may reasonably request to enable the Paying Party to avail itself of any applicable legal provision or any double taxation treaties with the goal of paying the sums due to the Recipient Party hereunder without deducting any Withholding Taxes.

15.9                        Onconova and Temple University each shall have the right, no more than once during each calendar quarter during the term of this Agreement and for ** after its termination, to have an independent certified public accountant (“Accountant”) of its own selection (subject to SymBio’s acceptance of such Accountant, not to be unreasonably withheld or delayed) and at its own expense audit the relevant books and records of account of SymBio in connection with the payment of royalties and any other amounts under this Agreement during normal business hours, and upon reasonable prior notice, to determine whether appropriate accounting has been performed and payments have been made to Onconova hereunder; provided that such Accountant shall be bound to treat all information reviewed during such audit as confidential, and does not disclose to Onconova any information other than information which shall have previously been given to Onconova pursuant to any provision of this Agreement or information regarding the payments due to or by Onconova as a result of such audit.

If the Accountant determines that the Sales Report has not been true or accurate, then SymBio shall refund Onconova for the costs of the Accountant if SymBio has underpaid such royalties by more than **, and the royalties shall be re-calculated on the basis of the Accountant’s findings.  Such Accountant’s findings shall be binding for both Parties absent manifest error.

15.10                 SymBio agrees to maintain complete and accurate books and records regarding its sales of the Licensed Product for purposes of determining royalties due and other amounts owing to Onconova pursuant to this Agreement for such periods of time as are required under applicable Law, provided that in no event shall SymBio retain such books and records for less than ** after the date of relevant payment made to Onconova.

15.11                 Royalties payable under Section 15.1 shall be payable only once with respect to a particular unit of Licensed Product and shall be paid only once regardless of the number of Patents applicable to such Licensed Product.

15.12                 If Onconova does not receive payment of any sum due to it under Section 14.1 or Section 15.1 on or before the due date, simple interest shall thereafter accrue on the sum due to Onconova from the due date until the date of payment at ** per annum or the maximum rate allowable by applicable Law, whichever is less.

16.                               Indemnification

16.1                        Onconova shall defend, indemnify and hold harmless SymBio and its Affiliates and their respective directors, officers, agents, successors, assignees and employees (the “SymBio Indemnitees”) from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses, including reasonable attorneys’ fees (collectively “Damages”) to the extent arising from any claim, action or proceeding made or brought against SymBio Indemnitees by a Third Party in connection with (i) the gross negligence, recklessness, or intentional wrongful acts or omissions of Onconova, its Affiliates, and/or its Licensees and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with the performance by or on behalf of Onconova of Onconova’s obligations or exercise of its rights under this Agreement; (ii) any breach by Onconova, or its Affiliates, Licensees or independent contractors of any representation, warranty, covenant, or obligation of Onconova set forth in this Agreement, and (iii) the development, manufacture, use, handling, storage, commercialization, transfer, importation, exportation or labeling, of the Licensed Product by or for Onconova, its Affiliates or Licensees either prior to the Effective Date anywhere in the world, or on or after the Effective Date outside the Licensed Territory; except in any such case to the extent such Damages are reasonably attributable to any gross negligence, recklessness, willful misconduct, or breach of this Agreement by SymBio or a SymBio Indemnitee.

16.2                        SymBio shall defend, indemnify and hold harmless Onconova, Temple University and their respective Affiliates, directors, officers, agents, successors, assignees and employees (the “Onconova Indemnitees”) from and against any and all Damages to the extent arising from any claim, action or proceeding made or brought against Onconova Indemnitees by a Third Party in connection with (i) the gross negligence, recklessness, or intentional wrongful acts or omissions of SymBio, its Affiliates, and/or its Sublicensees and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with the performance by or on behalf of SymBio of SymBio’s obligations or exercise of its rights under this Agreement; (ii) any breach by SymBio, or its Affiliates, Sublicensees or independent contractors of any representation, warranty, covenant, or obligation of SymBio set forth in this Agreement; and (iii) the development, manufacture (other than by Onconova or its contract manufacturers), use, handling, storage, commercialization, transfer, importation, exportation or labeling of the Licensed Product by or for SymBio or any of its Affiliates, Sublicensees, agents, and independent contractors; except in any such case to the extent such Damages are reasonably attributable to any gross negligence, recklessness, willful misconduct, or breach of this Agreement by Onconova or an Onconova Indemnitee, provided that SymBio’s obligation to defend, indemnify and hold harmless Temple University shall be to the extent Onconova would be required to indemnify Temple University pursuant to the Temple Agreement for the relevant claims.

16.3                        Indemnification Procedure.

i)                                         Each Party shall notify the other in the event it becomes aware of a claim for which indemnification may be sought pursuant to this Article 16.  In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 16, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing (an “Indemnification Claim Notice”).  The Indemnifying Party and Indemnified Party shall promptly meet to discuss how to respond to any claims that are the subject matter of such proceeding.  At its option, the Indemnifying Party may assume the defense of any Third Party claim subject to indemnification as provided for in this Section 16.3 by giving written notice to the Indemnified Party within ** (or until such time provided in any applicable extension to appropriately answer any complaint, if any, but no longer than ** (the “Election Time Period”); with the Indemnified Party being obligated to make all reasonable efforts to obtain any such extension) after the Indemnifying Party’s receipt of an Indemnification Claim Notice, solely for claims, (i) that solely seek monetary damages and (ii) as to which the Indemnifying Party expressly agrees in writing that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the claim in full (the matters described in (i) and (ii), the “Litigation Conditions”). The Indemnified Party may assume responsibility for such defense if the Litigation Conditions are not satisfied, by written notice to the Indemnifying Party within the Election Time Period.  If the Indemnified Party fails to promptly provide an Indemnification Claim Notice, and such failure materially prejudices the defense of such claim, then the Indemnifying Party shall be relieved of its responsibility to indemnify the Indemnified Party.

ii)                                      Upon assuming the defense of a Third Party claim in accordance with this Section 16.3, the Indemnifying Party shall be entitled to appoint lead and any local counsel in the defense of the Third Party claim.  Should the Indemnifying Party assume and continue the defense of a Third Party claim, except as otherwise set forth in this Section 16.3, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party after the date of assumption of defense in connection with the analysis, defense, countersuit or settlement of the Third Party claim.  Without limiting this Section 16.3, any Indemnified Party will be entitled to participate in, but not control, the defense of a Third Party claim for which it has sought indemnification hereunder and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own expense unless (a) the engagement thereof has been specifically requested by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume and actively further the defense and engage counsel in accordance with this Section 16.3 (in which case the Indemnified Party will control the defense), or (c) the Indemnifying Party no longer satisfies the Litigation Conditions.

iii)                                   Subject to the Litigation Conditions being satisfied, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay pursuant to such settlement or disposal of such claim prior to the time such payments become due by the Indemnified Party.  With respect to all other Damages in connection with Third Party claims, where the Indemnifying Party has assumed the defense of the Third Party claim in accordance with this Section 16.3, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, provided it obtains the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed.

iv)                                  The Indemnifying Party that has assumed the defense of the Third Party claim in accordance with this Section 16.3 will not be liable for any settlement or other disposition of any Damages by an Indemnified Party  that is reached without the written consent of such Indemnifying Party.  The Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Third Party claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party claim in accordance with this Section 16.3.  If the Indemnifying Party chooses to defend or prosecute any Third Party claim, the Indemnified Party will cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses including to the extent possible, former employees and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party claim.  Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

16.4                        SymBio agrees that during the term of this Agreement and for ** thereafter it shall keep and maintain the following insurance with ** or another reputable carrier with at least as strong a rating as ** : comprehensive public liability, including products liability coverage and clinical trial coverage, with limits of (a) ** and (b) ** or any such greater amount determined by the board of directors of SymBio, naming Onconova as an additional insured from the Effective Date forward with respect to SymBio’s performance hereof.  SymBio agrees to provide Onconova certificates evidencing such coverage within ** after the Effective Date and at least annually thereafter.  If such  insurance is canceled or materially altered, SymBio shall provide prompt written notice to Onconova.

16.5                        Except as expressly provided in this Section 16, neither Party shall have any liability to indemnify the other Party against any Third Party claims.

17.                               Limitation of Liability; Exclusion of Damages; Disclaimer

17.1                        EXCEPT IN THE CASE OF A BREACH OF ARTICLES 11 OR 12, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 16 OR LIABILITY OF A PARTY FOR INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY OR FOR FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

17.2                        EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE LICENSED PRODUCT AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

18.                               Term

18.1                        SymBio’s rights under this Agreement, shall, unless terminated earlier, be in full force and effect on a country by country and product by product basis for the longer of: (i) expiration of Marketing Exclusivity for the Licensed Product in a country in the Licensed Territory following the first commercial sale of such Licensed Product in such country, (ii) ** after first commercial sale of such Licensed Product if such country is Japan, or ** after first commercial sale of such Licensed Product if such country is Korea, or (iii) the term during which Licensed Product, or the manufacture or use of the Licensed Product, falls under a Valid Claim of the Onconova Patents in such country.

18.2                        Effect of Expiration.  Upon expiration of this Agreement in accordance with Section 18.1:

i)                                         the Licensed Rights shall continue in full force and effect and be considered to be fully paid-up;

ii)                                      subject to Section 18.2(i) hereof, SymBio’s confidentiality obligation under Section 11 shall continue to be in full force and effect for a period of ** following expiration of this Agreement;

iii)                                   Onconova shall have the right to freely use and license all Onconova Information and all SymBio Information disclosed by SymBio to Onconova hereunder;

iv)                                  subject to Section 18.2(iii) hereof, Onconova’s confidentiality obligation under Section 12 shall continue to be in full force and effect for a period of ** following expiration of this Agreement; and

v)                                     if Onconova and SymBio mutually agree in writing before the expiration of this Agreement, Onconova shall continue the supply of the Commercial Product to SymBio, provided that Onconova’s supply price and supply conditions shall be commercially competitive.

18.3                        Survival.  For the avoidance of doubt, it is understood that provisions under Sections 6.9 (Ownership of Onconova Information), 6.10 (Ownership of SymBio Information), 7.2 (Ownership of Inventions), 8.1 (Trademarks), 9 (Adverse Event Reporting), 11 (Confidentiality Obligation of SymBio), 12 (Confidentiality obligation of Onconova), 15.9 (Audits), 15.10 (Maintenance of Records), 16 (Indemnification), 17 (Limitation of Liability; Exclusion of Damages; Disclaimer), 18.2 (Effect of Expiration) 18.3 (Survival), 20 (Obligations on Early Termination), 22 (General Provisions), 23 (Governing Law) and 24 (Dispute Resolution; Jurisdiction) shall survive the expiration of this Agreement.

18.4                        Other Remedies.  Termination or expiration of this Agreement for any reason shall not release any party from any liability or obligation that has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive termination.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies, or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

19.                               Early Termination

19.1                        SymBio may terminate this Agreement at-will on ** written notice to Onconova.

19.2                        Without prejudice and in addition to any other contractual remedy the non-defaulting Party may have under this Agreement, either Party may terminate this Agreement in writing forthwith, if the other Party commits a material breach of any provision of this Agreement and such breach is not cured within ** after written notice of the breach is received by the other Party.

19.3                        The Agreement may be terminated by either Party in the event of a Force Majeure (as hereinafter defined) pursuant to Section 21.1.

19.4                        Either Party may terminate this Agreement upon written notice if the other Party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law that is not dismissed within **, makes an assignment for the benefit of its creditors or has a receiver or trustee appointed for all or substantially all of its property.

19.5                        In the event that SymBio or any of its Affiliates commences or otherwise, directly or indirectly, pursues (or, other than as required by law or legal process, voluntarily assists any Third Party to pursue in any material respect where SymBio has knowledge that its assistance will be used by the Third Party to pursue) any proceeding seeking to have any of the Onconova Patents revoked or declared invalid, unpatentable, or unenforceable, Onconova may declare a material breach hereunder, terminate this Agreement on written notice to SymBio and shall then have the right to exercise the remedies available under Section 20.1 with immediate effect.

20.                               Obligations upon Early Termination

20.1                        In the event of termination of this Agreement by Onconova in accordance with Section 19.2, 19.3, 19.4 or 19.5 or by SymBio under Section 19.1,

i)                                         all Licensed Rights shall revert to Onconova without any compensation to be paid by Onconova;

ii)                                      SymBio shall return to Onconova any and all Onconova Information;

iii)                                   SymBio shall transfer to Onconova or its nominee any and all Marketing Approvals and all other filings and submissions with and to Regulatory Authorities with respect to the Licensed Product. To this end SymBio shall make Commercially Reasonable Efforts to file for transfer with the relevant Regulatory Authorities and to give all other notifications and approvals necessary under law for the transfer of Marketing Approvals and such other filings and submissions;

iv)                                  SymBio shall grant to Onconova a worldwide, fully-paid, royalty-free license, with the right to sublicense, to use the SymBio Trademarks (including, without limitation, the goodwill symbolized by such SymBio Trademarks) used to brand the Licensed Product, and a license to reproduce, distribute, perform, display and prepare derivative works of  SymBio’s copyrights used to brand or promote the Licensed Product, in each case solely to the extent necessary or useful for commercializing the Licensed Product;

v)                                     The licenses granted by SymBio to Onconova pursuant to Section 2.2 and other provisions of this Agreement shall continue in effect in addition to those sections that also survive pursuant to Section 18.3;

vi)                                  SymBio shall furnish Onconova with reasonable cooperation, at SymBio’s expense, to assure a smooth transition of any clinical or other studies in progress related to the Compound or Licensed Products which Onconova determines to continue in compliance with applicable Laws and ethical guidelines applicable to the transfer or termination of any such studies. In the event that Onconova informs SymBio that it does not intend to continue specific development activities then in progress, costs incurred in closing out such activities shall be borne by SymBio; and

vii)                               SymBio shall not withdraw or cancel any Marketing Approval or Drug Approval Application, unless expressly instructed so by Onconova in writing.

20.2                        In the event of termination of this Agreement by SymBio in accordance with Sections 19.2, 19.3 or 19.4:

i)                                         The Licensed Rights under Section 2.1 shall survive subject to all payment obligation under Articles 14 and 15, provided, however that SymBio may defer the payment of any milestones or royalties payable hereunder pursuant to Articles 14 or 15, as applicable, until after a determination of the damages, if any, that may be owed by Onconova, with SymBio having the right to offset any such damages that are so determined against the milestones or royalties becoming payable to Onconova thereafter;

ii)                                      SymBio shall retain ownership of any and all Marketing Approvals and other permits or approvals held by SymBio in the Licensed Territory with respect to the Licensed Product; and

iii)                                   Onconova’s obligations and SymBio’s rights under Articles 5, 6, 7 and 8 shall continue in addition to those sections that also survive pursuant to Section 18.3, including without limitation SymBio’s obligation to indemnify Onconova pursuant to Section 16.2.

20.3                        All rights and licenses granted under or pursuant to this Agreement by Onconova or SymBio are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code and of any similar provisions of applicable Laws under any other jurisdiction (collectively, the “Bankruptcy Laws”), licenses of right to “intellectual property” as defined under the Bankruptcy Laws. Onconova agrees that SymBio, as a licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Laws.

21.                               Force Majeure

21.1                        No failure or delay by either Party in the performance of any obligation hereunder shall be deemed a breach of this Agreement nor create any liability for any damages, increased cost or losses which the other Party may sustain by reason of such failure or delay of performance, if the same shall arise from any cause or causes beyond the control of that Party, such as earthquake, storm, flood, fire, other acts of nature, epidemic, war, riot, hostility, public disturbance, cessation of transport, act of public enemies, prohibition or act by a government or public agency, strike or other labor dispute or work stoppage (collectively “Force Majeure”); provided, however, that the Party so prevented shall continue to take all commercially reasonable actions within its power to comply with its obligations hereunder as fully as possible and to mitigate possible damages.

The Party so prevented shall without undue delay notify the other Party in writing thereof.

21.2                        Should the event of Force Majeure continue for more than **, the Parties shall promptly discuss their further performance under this Agreement and whether to modify or terminate this Agreement in view of the effect of the event of Force Majeure. If no agreement can be reached within ** after expiration of such **, either

Party may terminate this Agreement effective immediately upon written notice to the other Party.

22.                               General Provisions

22.1                        Assignment.  This Agreement is binding upon and will inure to the benefit of the Parties and their respective permitted assignees or successors in interest, including without limitation those that may succeed by assignment, transfer or otherwise to the ownership of either of the Parties or of the assets necessary to the conduct of the business to which this Agreement relates. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may, without such consent, assign this Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or similar transaction, subject to the assignee agreeing to be bound by the terms of this Agreement. Any purported assignment in violation of the preceding sentences shall be void. Any permitted successor shall assume and be bound by all obligations of its assignor or predecessor under this Agreement.

22.2                        Headings.  Headings are inserted for convenience and shall not affect the meaning or interpretation of this Agreement.

22.3                        Waiver.  No waiver of any default hereunder by either Party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

22.4                        Notices.  Any and all notices given by one Party to the other Party under this Agreement must be in writing and shall be delivered by hand, sent by registered or certified air mail (postage prepaid), international courier service or fax to the other Party’s address as set out at the beginning of this Agreement or to the latest address of such Party as shall have been communicated to the other Party.

Notices sent to Onconova shall be directed to the attention of Commercial Department, with a copy to the Chief Executive Officer.

Notices sent to SymBio shall be directed to the attention of Director Business Development, with a copy to the Chief Financial Officer.

22.5                        Severability.  Should any part of this Agreement be held unenforceable or in conflict with the applicable Laws of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the Parties hereto.

22.6                        Entire agreement.  This Agreement constitutes the whole agreement between the Parties and shall cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including without limitation the Confidentiality Agreement (with any information disclosed thereunder being deemed to be disclosed pursuant to this Agreement and subject to the terms of Articles 11 or 12 respectively).

22.7                        Amendment.  Any amendment or modification to this Agreement shall only be made in writing and shall only be valid when signed by the due representatives of the Parties.

22.8                        Counterparts.  This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.

22.9                        Agency.  Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

22.10                 Further Actions.  Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

22.11                 Compliance with Laws.  Each Party will comply with all Laws in performing its obligations and exercising its rights hereunder, including without limitation all Laws relating to the export, re-export or other transfer of any Information transferred pursuant to this Agreement or the Licensed Product.

22.12                 Third Party Beneficiary.  Each Party acknowledges and agrees that Temple University is a third party beneficiary of this Agreement to the extent required for Temple University to enforce this Agreement against SymBio in its capacity as a sublicensee under the Temple Agreement, and to enforce Temple’s rights under Section 16.2.

23.                               Governing Law

23.1                        The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the state of Delaware, excluding its provisions regarding conflicts of law. The UNCITRAL Convention on the International Sale of Goods shall not apply.

24.                               Dispute Resolution; Jurisdiction

24.1                        Any disputes under this Agreement shall be submitted initially by either Party for resolution by senior executive officers of each Party having authority to make decisions in such matters (“Executives”).  The Executives shall meet and discuss such matter within ** after a Party proposes that such Executives meet to discuss the dispute. In the event the Executives of each Party are unable to resolve the dispute within ** after receiving notice of the dispute (or such longer period as the Parties may mutually agree upon), then such dispute shall be submitted upon the initiative of either Party after expiration of the ** Executive discussion period for resolution as set forth in Section 24.2.

24.2                        Except as expressly provided in Section 24.4, if the Parties are unable resolve a given dispute pursuant to Section 24.1, either Party may submit the dispute for binding arbitration.  The arbitration shall be held in San Francisco, CA under the rules of the American Arbitration Association (“AAA”).  The arbitration shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter at issue in the dispute.  One (1) arbitrator will be selected by SymBio, one (1) arbitrator will be selected by Onconova, and the third arbitrator will be selected by mutual agreement of the two (2) arbitrators selected by the Parties.  The arbitrators will establish rules regarding discovery and the submission of evidence in such matter which shall be reasonably designed to allow discovery and submission of all salient facts. The arbitrators shall, within ** after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrators shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.  The award of the arbitrators shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement).  Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators.

24.3                        Each Party will bear its own costs and expenses (including its attorney’s fees) associated with any arbitration initiated under this section.

24.4                        The language of the arbitration proceeding will be English.  Notwithstanding the provisions of this Section 24, each Party shall have the right to seek preliminary or permanent injunctive or other equitable relief in any court of competent jurisdiction as such Party deems necessary to preserve its rights and to protect its interests and disputes relating to the inventorship, enforceability, validity or scope of patent rights shall be submitted for resolution to a court of competent jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers or representatives.

Onconova Therapeutics, Inc.	SymBio Pharmaceuticals Limited

/s/ Ramesh Kumar	/s/ Fuminor Yoshida

By: Ramesh Kumar	By: Fuminor Yoshida
President and CEO	President and CEO

Overview of Annexes (to be attached):

Annex 1: Onconova Information

Annex 2: Development Plan

Annex 3: Patent List

Annex 4: Specifications

Annex 5: Onconova Trademarks
Annex 6: Temple Patent Rights

Annex 1: Onconova Information (CTD)

Module 3:  Quality

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Regulatory Affairs

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Annex 2:  Development Plan

ON 01910.Na

CLINICAL DEVELOPMENT PLAN

And Current Status

June 14th 2011

MDS, Pancreatic and Ovarian Cancer

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Annex 4: Specifications

Current Specifications of ON 01910.Na

Injectable Drug Product

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Oral Soft Gelatin Capsules

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Annex 5: Onconova Trademarks

Estybon® Trademark Registration

TRADEMARK ESTABLISHMENT in the UNITED STATES

TRADEMARK PLAN WITHIN ASIA

June 15, 2011

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Annex 6: Temple Patent Rights

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